Preliminary Offering Circular dated February __, 2018

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

GlobalTech Holdings, Inc.

$20,000,000

20,000,000 SHARES OF COMMON STOCK

AT $1.00 PER SHARE

17,457,500 OFFERED BY COMPANY

2,542,500 BY SELLING SHAREHOLDER

This is the public offering of securities of GlobalTech Holdings, Inc., a Wyoming corporation. We are offering 20,000,000 shares of our common stock, par value $0.0001 ("Common Stock"), at an offering price of $1.00 per share (the "Offered Shares"). Of these shares, 17,457,500 are offered by the Company and 2,542,500 are offered by a selling shareholder. This Offering will terminate on twelve months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the "Termination Date"). The minimum purchase requirement per investor is 1,000 Offered Shares ($1,000); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 4 of this Offering Circular.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Our Common Stock is traded in the OTCMarket Pink Open Market under the stock symbol “GLBH.”

Investing in our Common Stock involves a high degree of risk. See "Risk Factors" beginning on page 4 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum
Public Offering Price (1)(2)	$1.00	$20,000,000
Underwriting Discounts and Commissions (3)	$0.00	$0
Proceeds to Us from this Offering to the Public (Before Expenses (4)	$1.00	$17,457,500
Proceeds to Selling Shareholder	$1.00	$2,542,500

(1) We are offering shares on a continuous basis. See “Distribution – Continuous Offering.

(2) This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”

(3) We are offering these securities without an underwriter.

(4) Excludes estimated total offering expenses, including underwriting discount and commissions, will be approximately $400,000 assuming the maximum offering amount is sold.

Our Board of Directors used its business judgment in setting a value of $1.00 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

No sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is February __, 2018.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to "GlobalTech", "we", the "Company", "our" and "us" refer to the activities of and the assets and liabilities of the business and operations of GlobalTech Holdings, Inc.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Our Business" and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "plan", "potential", "should", "will" and "would" or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in "Risk Factors" and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	The speculative nature of the business we intend to develop;

•	Our reliance on suppliers and joint venture partners;

•	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a "going concern;"

•	Our ability to effectively execute our business plan;

•	Our ability to manage our expansion, growth and operating expenses;

•	Our ability to finance our businesses;

•	Our ability to promote our businesses;

•	Our ability to compete and succeed in highly competitive and evolving businesses;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the "Risk Factors" section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled "Cautionary Statement Regarding Forward-Looking Statements."

Company Information

The Company, sometimes referred to herein as "we," "us,” “our," and the "Company" and/or "GlobalTech" was incorporated on February 13, 1995 under the laws of the State of Nevada, to engage in any lawful corporate undertaking. We moved our corporate domicile to Wyoming on June 20, 2016. Our fiscal year-end date is December 31.

GlobalTech Holdings, Inc. offices are located at 116 Lakewood Drive Thomasville, GA 70053. Our Website is http://www.GlobalTechhldgs.com. Our telephone number is 229-224-8636 and our Email address is hunter@GlobalTechhldgs.com.

We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

Our services assist medical facilities to increase their performance. Currently, we assist medical facilities (1) in recovering the value of surplus medical equipment, (2) in recovering the full value of medical insurance payments due to them, and (3) we provide cybersecurity services to medical facilities.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as  bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company's earnings, capital requirements and other factors.

Trading Market

Our Common Stock trades in the OTCMarket Pink Open Market Sheets under the symbol GLBH.

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THE OFFERING

______

Issuer:	GlobalTech Holdings, Inc.

Securities offered:	A maximum of 20,000,000 shares of our common stock, par value $0.0001 ("Common Stock") at an offering price of $1.00 per share (the "Offered Shares"). (See “Distribution.”)

Number of shares of Common Stock outstanding before the offering	487,793,986 issued and outstanding as of December 31, 2017

Number of shares of Common Stock to be outstanding after the offering	507,793,986 shares, if the maximum amount of Offered Shares are sold

Price per share:	$1.00

Maximum offering amount:	20,000,000 shares at $1.00 per share, or $20,000,000 (See “Distribution.”)

Trading Market:	Our Common Stock is trading on the OTC Markets Pink Open Market Sheets division under the symbol "GLBH."

Use of proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $17,057,500. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:	Investing in our Common Stock involves a high degree of risk, including: Immediate and substantial dilution. Limited market for our stock. See "Risk Factors."

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RISK FACTORS

______

The following is only a brief summary of the risks involved in investing in our Company. Investment in our Securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Disclosure Document. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Document, including statements in the following risk factors, constitute "Forward-Looking Statements."

Risks Related to Our Industry

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We operate in a highly competitive industry, and if we are not able to compete effectively, our business and operating results will be harmed.

The provision by third parties of services to medical practices has historically been dominated by small service providers who offer highly individualized services and a high degree of specialized knowledge applicable in many cases to a limited medical specialty, a limited set of payers, or a limited geographical area. We anticipate that the software, statistical, and database tools that are available to such service providers will continue to become more sophisticated and effective and that demand for our services could be adversely affected.

Revenue cycle and clinical cycle software for medical practices has historically been dominated by large, well-financed, and technologically sophisticated entities that have focused on software solutions. Some of these entities are now offering “on-demand” services or a “software-as-a-service” model under which software is centrally administered, and these vendors may also provide administrative services. The size, financial strength, and breadth of offerings of the larger entities is increasing as a result of continued consolidation in both the information technology and health care industries. We expect large integrated technology companies to continue to become more active in our markets, both through acquisition and internal investment. As costs fall and technology improves, increased market saturation may change the competitive landscape in favor of competitors with greater scale than we possess. In addition, a few smaller companies have started providing software using a model similar to ours; the offerings of these smaller companies may reduce the perceived competitive advantage of our services and impact our market share. Further, while the market for patient communication and referral management services is growing and is not as yet dominated by a small group of vendors with significant resources, our patient and referral cycle services face competition from a wide variety of market participants. For example, certain health systems have developed their own patient portals or referral management systems. If we fail to distinguish our patient and referral cycle offerings from the other options available to health care providers, the demand for and market share of those offerings may decrease.

Some of our current large competitors, such as Allscripts-Misys Healthcare Solutions, Inc.; Athena Health, Inc.; GE Healthcare; and McKesson Corp., have greater name recognition, longer operating histories, and significantly greater resources than we do. As a result, our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards, or client requirements. In addition, current and potential competitors have established, and may in the future establish, cooperative relationships with vendors of complementary products, technologies, or services to increase the availability of their products to the marketplace. Current or future competitors may consolidate to improve the breadth of their products, directly competing with our integrated offerings. Accordingly, new competitors or alliances may emerge that have greater market share, larger client bases, more widely adopted proprietary technologies, broader offerings, greater marketing expertise, greater financial resources, and larger sales forces than we have, which could put us at a competitive disadvantage. Further, in light of these advantages, even if our services are more effective than the product or service offerings of our competitors, current or potential clients might accept competitive products and services in lieu of purchasing our services. Increased competition is likely to result in pricing pressures, which could negatively impact our sales, profitability, or market share. In addition to new niche vendors, who offer stand-alone products and services, we face competition from existing enterprise vendors, including those currently focused on software solutions, which have information systems in place with clients in our target market. These existing enterprise vendors may now, or in the future, offer or promise products or services with less functionality than our services, but that offer ease of integration with existing systems and that leverage existing vendor relationships.

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The market for our services may not develop substantially further or develop more slowly than we expect, harming the growth of our business.

While medical business services are becoming more accepted, the market for these services remains narrowly based, and it is uncertain whether these services will achieve and sustain the high levels of demand and market acceptance we anticipate. Our success will depend to a substantial extent on the willingness of enterprises, large and small, to increase their use of on-demand business services in general, and for their revenue, clinical, and patient cycles in particular. Many enterprises have invested substantial personnel and financial resources to integrate established enterprise software into their businesses and therefore may be reluctant or unwilling to switch to an on-demand application service. Furthermore, some enterprises may be reluctant or unwilling to use on-demand application services, because they have concerns regarding the risks associated with the security and reliability, among other things, of the technology delivery model associated with these services. If enterprises do not perceive the benefits of our services, then the market for these services may not expand as much or develop as quickly as we expect, either of which would significantly adversely affect our business, financial condition, or operating results.

Changes in the health care industry could affect the demand for our services, cause our existing contracts to terminate, and negatively impact the process of negotiating future contracts.

As the health care industry evolves, changes in our client and vendor bases may reduce the demand for our services, result in the termination of existing contracts, and make it more difficult to negotiate new contracts on terms that are acceptable to us. For example, the current trend toward consolidation of health care providers within hospital systems may cause our existing client contracts to terminate as independent practices are merged into hospital systems. Such larger health care organizations may also have their own practice management services and health IT systems, reducing demand for our services. Similarly, client and vendor consolidation results in fewer, larger entities with increased bargaining power and the ability to demand terms that are unfavorable to us. If these trends continue, we cannot assure you that we will be able to continue to maintain or expand our client base, negotiate contracts with acceptable terms, or maintain our current pricing structure, and our revenues may decrease.

If we do not continue to innovate and provide services that are useful to users, we may not remain competitive, and our revenues and operating results could suffer.

Our success depends on providing services that the medical community uses to improve business performance and quality of service to patients. Our competitors are constantly developing products and services that may become more efficient or appealing to our clients. As a result, we must continue to invest significant resources in research and development in order to enhance our existing services and introduce new high-quality services that clients will want. If we are unable to predict user preferences or industry changes, or if we are unable to modify our services on a timely basis, we may lose clients. Our operating results would also suffer if our innovations are not responsive to the needs of our clients, are not appropriately timed with market opportunity, or are not effectively brought to market. As technology continues to develop, our competitors may be able to offer results that are, or that are perceived to be, substantially similar to or better than those generated by our services. This may force us to compete on additional service attributes and to expend significant resources in order to remain competitive.

Failure to manage our rapid growth effectively could increase our expenses, decrease our revenue, and prevent us from implementing our business strategy.

After funding, we expect to experience a period of rapid growth. To manage our anticipated future growth effectively, we must continue to maintain, and may need to enhance, our information technology infrastructure and financial and accounting systems and controls, as well as manage expanded operations in geographically distributed locations. We also must attract, train, and retain a significant number of qualified sales and marketing personnel, professional services personnel, software engineers, technical personnel, and management personnel. Failure to manage our rapid growth effectively could lead us to over-invest or under-invest in technology and operations; result in weaknesses in our infrastructure, systems, or controls; give rise to operational mistakes, losses, or loss of productivity or business opportunities; and result in loss of employees and reduced productivity of remaining employees. Our growth could require significant capital expenditures and may divert financial resources and management attention from other projects, such as the development of new services. If our management is unable to effectively manage our growth, our expenses may increase more than expected, our revenue could decline or may grow more slowly than expected, and we may be unable to implement our business strategy.

Our business involves a high degree of risk.

An investment in our common stock is extremely speculative and of exceptionally high risk.

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We may be unsuccessful in raising the necessary capital to fund operations and capital expenditures.

Our ability to generate cash flow is dependent upon the success of our ability to market our Automated Billing System. However, we cannot guarantee that the sales of our products and other available cash sources will generate sufficient cash flow to meet our overall cash requirements. If cash flow is not sufficient to meet our business requirements, we will be required to raise additional capital through other financing activities. While we have been successful in raising the necessary funds in the past, there can be no assurance we can continue to do so in the future.

We depend on key employees and face competition in hiring and retaining qualified employees.

Our employees are vital to our success, and our key management and other employees are difficult to replace. We currently do not have employment contracts with our key employees. We may not be able to retain highly qualified employees in the future which could adversely affect our business.

We may experience significant losses from operations.

Even if we do generate operating income in one or more quarters in the future, subsequent developments in our industry, customer base, business or cost structure or an event such as significant litigation or a significant transaction may cause us to again experience operating losses. We may not become profitable for the long-term, or even for any quarter.

Because competition for our target employees is intense, we may not be able to attract and retain the highly skilled employees we need to support our planned growth.

To continue to execute on our growth plan, we must attract and retain highly qualified personnel. Competition for these personnel is intense, especially for senior sales executives and engineers with high levels of experience in designing and developing software and Internet-related services. We may not be successful in attracting and retaining qualified personnel. We have from time to time in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. Many of the companies with which we compete for experienced personnel have greater resources than we have. In addition, in making employment decisions, particularly in the Internet and high-technology industries, job candidates often consider the value of the equity awards they are to receive in connection with their employment. Volatility in the price of our stock or failure to obtain stockholder approval for increases in the number of shares available for grant under our equity plans may, therefore, adversely affect our ability to attract or retain key employees. Furthermore, the requirements to expense equity awards may discourage us from granting the size or type of equity awards that job candidates require to join our company. If we fail to attract new personnel or fail to retain and motivate our current personnel, our business and future growth prospects could be severely harmed.

If we acquire companies or technologies in the future, they could prove difficult to integrate, disrupt our business, dilute stockholder value, and adversely affect our operating results and the value of our common stock.

As part of our business strategy, we may acquire, enter into joint ventures with, or make investments in complementary companies, services, and technologies in the future. Acquisitions and investments involve numerous risks, including:

•	difficulties in identifying and acquiring products, technologies, or businesses that will help our business;

•	difficulties in integrating operations, technologies, services, and personnel;

•	diversion of financial and managerial resources from existing operations;

•	the risk of entering new markets in which we have little to no experience;

•	risks related to the assumption of known and unknown liabilities;

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•	the risk of write-offs and the amortization of expenses related to purchased intangible assets; and

•	delays in client purchases due to uncertainty and the inability to maintain relationships with clients of the acquired businesses.

As a result, if we fail to properly evaluate acquisitions or investments, we may not achieve the anticipated benefits of any such acquisitions, we may incur costs in excess of what we anticipate, and management resources and attention may be diverted from other necessary or valuable activities.

We may choose to expand by strategic acquisitions. Completion of the any proposed acquisition is subject to various closing conditions, involves significant costs, and will require considerable attention from our management. Failure to complete the acquisition could adversely affect our stock price and our future business and operations.

The completion of the any proposed acquisition is subject to the satisfaction of various closing conditions, including the approval by target stockholders, and we cannot assure you that such conditions will be satisfied and that the acquisition will be successfully completed. In the event that the acquisition is not consummated, we will have spent considerable time and resources, and incurred substantial costs, including costs related to the acquisition, many of which must be paid even if the merger is not completed. If the acquisition is not consummated, our reputation in our industry and in the investment community could be damaged and, as a result, the market price of our common stock could decline.

We may fail to realize the anticipated benefits of the any acquisition.

The success of any acquisition will depend on, among other things, our ability to combine our businesses in a manner that does not materially disrupt existing relationships and that allows us to achieve operational synergies and capitalize on the increased brand recognition and customer base of the combined company. If we are not able to achieve these objectives, the anticipated benefits of the acquisition may not be realized fully or at all or may take longer to realize than expected. In particular, the acquisition may not be accretive or accelerate sales in near or long term.

The integration process could result in the loss of key employees; the disruption of our ongoing businesses; or inconsistencies in standards, controls, procedures, or policies that could adversely affect our ability to maintain relationships with third parties and employees or to achieve the anticipated benefits of the acquisition. Integration efforts between the two companies will also divert management’s attention from our core business and other opportunities that could have been beneficial to our shareholders. An inability to realize the full extent of, or any of, the anticipated benefits of the acquisition, as well as any delays encountered in the integration process, could have an adverse effect on our business and results of operations, which may affect the value of the shares of our common stock after the completion of the acquisition.

Further, the actual integration may result in additional and unforeseen expenses. Operational improvements and actual cost synergies, if achieved at all, may be lower than we expect and may take longer to achieve than we anticipate. If we are not able to adequately address these challenges, we may be unable to realize the anticipated benefits of the integration of any acquisition.

Risk Related to the Cyber Security Business

We expect to derive revenue from a limited number of products and do not have a broadly-diversified product base.

We expect that a majority of our revenue will be derived from the sale of authentication products. We also anticipate that a substantial portion of our future revenue, if any, will also be derived from these products and related services. If the sale of these products and services is impeded for any reason and we have not diversified our product offerings, our business and results of operations would be negatively impacted. This includes a diversification from hardware products to software solutions and related services; which transformation, if not successfully executed, could lead to reduced revenue.

The sales cycle for our products and technology is long, and we may incur substantial expenses for sales that do not occur when anticipated.

The sales cycle for our products, which is the period of time between the identification of a potential customer and completion of the sale, is typically lengthy and subject to a number of significant risks over which we have little control. If revenue falls significantly below anticipated levels, our business would be seriously harmed.

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Purchasing decisions for our products and systems may be subject to delays due to many factors that are not within our control, such as: (1) The time required for a prospective customer to recognize the need for our products; (2) The significant expense of many data security products and network systems; (3) Customers’ internal budgeting processes; and (4) Internal procedures customers may require for the approval of large purchases.

As our operating expenses are based on anticipated revenue levels, a small fluctuation in the timing of sales can cause our operating results to vary significantly between periods.

We have a great dependence on a limited number of suppliers and the loss of their manufacturing capability could materially impact our operations.

In the event that the supply of components or finished products is interrupted or relations with any of our principal vendors is terminated, there could be increased costs and considerable delay in finding suitable replacement sources to manufacture our products.

We depend significantly upon our proprietary technology and intellectual property and the loss of or the successful challenge to our proprietary rights could require us to divert management attention and could reduce revenue and increase our operating costs.

From time to time, we may receive claims that we have infringed the intellectual property rights of others, including claims regarding patents, copyrights, and trademarks. Because of constant technological change in the segments in which we compete, the extensive patent coverage of existing technologies, and the rapid rate of issuance of new patents, it is possible that the number of these claims may grow. In addition, former employers of our former, current, or future employees may assert claims that such employees have improperly disclosed to us the confidential or proprietary information of these former employers. Any such claim, with or without merit, could result in costly litigation and distract management from day-to-day operations. If we are not successful in defending such claims, we could be required to stop selling, delay shipments of, or redesign our products, pay monetary amounts as damages, enter into royalty or licensing arrangements, or satisfy indemnification obligations that we have with our customers. We cannot assure you that any royalty or licensing arrangements that we may seek in such circumstances will be available to us on commercially reasonable terms or at all. We have made and expect to continue making significant expenditures to establish our intellectual property rights and to investigate, defend and settle claims related to the use of technology and intellectual property rights as part of our strategy to manage this risk. In addition, we license and use software from third parties in our business. These third-party software licenses may not continue to be available to us on acceptable terms or at all, and may expose us to additional liability. This liability, or our inability to use any of this third-party software, could result in shipment delays or other disruptions in our business that could materially and adversely affect our operating results.

We rely principally on trade secrets to protect much of our intellectual property in cases where we do not believe that patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. Although our employees are subject to confidentiality obligations, this protection may be inadequate to deter or prevent misappropriation of our confidential information. We may be unable to detect unauthorized use of our intellectual property or otherwise take appropriate steps to enforce our rights. Failure to obtain or maintain trade secret protection could adversely affect our competitive business position. If we are unable to prevent third parties from infringing or misappropriating our copyrights, trademarks or other proprietary information, our competitive position could be adversely affected. In the course of conducting our business, we may inadvertently infringe the intellectual property rights of others, resulting in claims against us or our customers. Our contracts generally indemnify our customers for third-party claims for intellectual property infringement by the services and products we provide. The expense of defending these claims may adversely affect our financial results.

Our patents and those of our partners may not provide us with competitive advantages.

Our partners hold and we may develop several patents in the United States and in other countries, which cover multiple aspects of our technology. If these patents expire, this will affect revenues, profitability, or increase competition. In addition to the issued patents, there may also be several patents pending in the United States, Europe and other countries. There can be no assurance that we or our partners will continue to develop proprietary products or technologies that are patentable, that any issued patent will provide us with any competitive advantages or will not be challenged by third parties, or that patents of others will not hinder our competitive advantage.

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We are subject to warranty and product liability risks.

A malfunction of or design defect in our products which results in a breach of a customer’s data security or physical harm or damage from our hardware products could result in tort or warranty claims against us. We seek to reduce the risk of these losses by attempting to negotiate warranty disclaimers and liability limitation clauses in our sales agreements. However, these measures may ultimately prove ineffective in limiting our liability for damages.

In addition to any monetary liability for the failure of our products, an actual or perceived breach of network or data security at one of our customers could adversely affect the market’s perception of us and our products, and could have an adverse effect on our reputation and the demand for our products. Similarly, an actual or perceived breach of network or data security within our own systems could damage our reputation and have an adverse effect on the demand for our products.

If we are unable to sell additional products and services to our end-customers, our future revenue and operating results will be harmed.

Our future success depends, in part, on our ability to expand the deployment of our platform with existing end-customers. This may require increasingly sophisticated and costly sales efforts that may not result in additional sales. The rate at which our end-customers purchase additional products and services depends on a number of factors, including the perceived need for additional security products and services as well as general economic conditions. Further, existing end-customers have no contractual obligation to and may not renew their subscription and support and maintenance contracts after the completion of their initial contract period. Our end-customers’ renewal rates may decline or fluctuate as a result of a number of factors, including their satisfaction with our services and our end-customer support, the frequency and severity of subscription outages, our product uptime or latency, and the pricing of our, or competing, services. Additionally, our end-customers may renew their subscription and support and maintenance services for shorter contract lengths or on other terms that are less economically beneficial to us. We also cannot be certain that our end-customers will renew their subscription and support and maintenance services. If our efforts to sell additional products and services to our end-customers are not successful or our end-customers do not renew their subscription and support and maintenance agreements or renew on less favorable terms, our revenues may grow more slowly than expected or decline.

We face intense competition in our market, especially from larger, well-established companies, and we may lack sufficient financial or other resources to maintain or improve our competitive position.

The market for enterprise security products is intensely competitive, and we expect competition to increase in the future from established competitors and new market entrants. Our main competitors fall into four categories: (1) large networking vendors such as Cisco and Juniper that incorporate security features in their products; (2) large companies such as Intel and IBM that have acquired large network and endpoint security specialist vendors in recent years and have the technical and financial resources to bring competitive solutions to the market; (3) independent security vendors such as Check Point, Fortinet, FireEye, and Symantec that offer a mix of network and endpoint security products; and (4) small and large companies that offer point solutions that compete with some of the features present in our platforms.

Many of our existing competitors have, and some of our potential competitors could have, substantial competitive advantages such as: (1) greater name recognition and longer operating histories; (2) larger sales and marketing budgets and resources; (3) broader distribution and established relationships with distribution partners and end-customers; (4) greater customer support resources; greater customer support resources; (5) greater resources to make strategic acquisitions or enter into strategic partnerships; (6) lower labor and development costs; larger and more mature intellectual property portfolios; and (7) substantially greater financial, technical, and other resources.

In addition, some of our larger competitors have substantially broader and more diverse product and services offerings, which may make them less susceptible to downturns in a particular market and allow them to leverage their relationships based on other products or incorporate functionality into existing products to gain business in a manner that discourages users from purchasing our products and services, including through selling at zero or negative margins, offering concessions, product bundling, or closed technology platforms. Many of our smaller competitors that specialize in providing protection from a single type of security threat are often able to deliver these specialized security products to the market more quickly than we can.

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Organizations that use legacy products and services may believe that these products and services are sufficient to meet their security needs or that our platform only serves the needs of a portion of the enterprise security market. Accordingly, these organizations may continue allocating their information technology budgets for legacy products and services and may not adopt our security platform. Further, many organizations have invested substantial personnel and financial resources to design and operate their networks and have established deep relationships with other providers of networking and security products. As a result, these organizations may prefer to purchase from their existing suppliers rather than add or switch to a new supplier such as us regardless of product performance, features, or greater services offerings or may be more willing to incrementally add solutions to their existing security infrastructure from existing suppliers than to replace it wholesale with our solutions.

Conditions in our market could change rapidly and significantly as a result of technological advancements, partnering or acquisitions by our competitors, or continuing market consolidation. New start-up companies that innovate and large competitors that are making significant investments in research and development may invent similar or superior products and technologies that compete with our products and technology. Some of our competitors have made or could make acquisitions of businesses that may allow them to offer more directly competitive and comprehensive solutions than they had previously offered and adapt more quickly to new technologies and end-customer needs. Our current and potential competitors may also establish cooperative relationships among themselves or with third parties that may further enhance their resources.

These competitive pressures in our market or our failure to compete effectively may result in price reductions, fewer orders, reduced revenue and gross margins, and loss of market share. Any failure to meet and address these factors could seriously harm our business and operating results.

A network or data security incident may allow unauthorized access to our network or data, harm our reputation, create additional liability and adversely impact our financial results.

Increasingly, companies are subject to a wide variety of attacks on their networks on an ongoing basis. In addition to traditional computer “hackers,” malicious code (such as viruses and worms), phishing attempts, employee theft or misuse, and denial of service attacks, sophisticated nation-state and nation-state supported actors now engage in intrusions and attacks (including advanced persistent threat intrusions) and add to the risks to our internal networks and the information they store and process. Despite significant efforts to create security barriers to such threats, it is virtually impossible for us to entirely mitigate these risks. Furthermore, as a well-known provider of security solutions, we may be a more attractive target for such attacks. A breach in our data security could compromise our networks or networks secured by our products, creating system disruptions or slowdowns and exploiting security vulnerabilities of our products, and the information stored on our networks could be accessed, publicly disclosed, altered, lost, or stolen, which could subject us to liability and cause us financial harm. Although we have not yet experienced significant damages from unauthorized access by a third party of our internal network, any actual or perceived breach of network security in our internal systems could result in damage to our reputation, negative publicity, loss of channel partners, end-customers and sales, loss of competitive advantages over our competitors, increased costs to remedy any problems, and costly litigation. Any of these negative outcomes could adversely impact the market perception of our products and services and investor confidence in our company and could seriously harm our business or operating results.

If we are unable to hire, integrate, train, retain, and motivate qualified personnel and senior management, our business could suffer.

Our future success depends, in part, on our ability to continue to attract, integrate, and retain qualified and highly skilled personnel. We will be substantially dependent on the service of engineering personnel because of the complexity of our platform. Additionally, any failure to hire, train, and adequately incentivize our sales personnel or the inability of our recently hired sales personnel to effectively ramp to target productivity levels could negatively impact our growth and operating margins. Competition for highly skilled personnel, particularly in engineering, is often intense. Our geographical location, being outside the San Francisco Bay Area, may put us at a disadvantage. In addition, the industry in which we operate generally experiences high employee attrition. Although we have entered into employment offer letters with our key personnel, these agreements have no specific duration and constitute at-will employment. We do not maintain key person life insurance policies on any of our employees. The loss of one or more of our key employees could seriously harm our business. If we are unable to attract, integrate, or retain the qualified and highly skilled personnel required to fulfill our current or future needs, our business, financial condition, and operating results could be harmed.

Our future performance also depends on the continued services and continuing contributions of our senior management to execute on our business plan and to identify and pursue new opportunities and product innovations. The loss of services of senior management or the ineffective management of any leadership transitions, especially within in our sales organization, could significantly delay or prevent the achievement of our development and strategic objectives, which could adversely affect our business, financial condition, and operating results.

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Further, we believe that a critical contributor to our success and our ability to retain highly skilled personnel has been our corporate culture, which we believe fosters innovation, teamwork, passion for end-customers, focus on execution, and the facilitation of critical knowledge transfer and knowledge sharing. As we grow and change, we may find it difficult to maintain these important aspects of our corporate culture. Any failure to preserve our culture as we grow could limit our ability to innovate and could negatively affect our ability to retain and recruit personnel, continue to perform at current levels or execute on our business strategy.

We rely on revenue from subscription and support and maintenance services, and because we recognize revenue from subscription and support and maintenance services over the term of the relevant service period, downturns or upturns in sales of these subscription and support and maintenance services are not immediately reflected in full in our operating results.

Sales of new or renewal subscription and support and maintenance contracts may decline and fluctuate as a result of a number of factors, including end-customers’ level of satisfaction with our products and services, the prices of our products and services, the prices of products and services offered by our competitors, and reductions in our end-customers’ spending levels. If our sales of new or renewal subscription and support and maintenance contracts decline, our total revenue and revenue growth rate may decline and our business will suffer. In addition, we recognize subscription and support and maintenance revenue monthly over the term of the relevant service period, which is typically one to five years. As a result, much of the subscription and support and maintenance revenue we report each fiscal quarter is the recognition of deferred revenue from subscription and support and maintenance contracts entered into during previous fiscal quarters. Consequently, a decline in new or renewed subscription or support and maintenance contracts in any one fiscal quarter will not be fully or immediately reflected in revenue in that fiscal quarter but will negatively affect our revenue in future fiscal quarters. Also, it is difficult for us to rapidly increase our services revenue through additional services sales in any period, as revenue from new and renewal subscription and support and maintenance contracts must be recognized over the applicable service period.

Defects, errors, or vulnerabilities in our products or services, the failure of our products or services to block a virus or prevent a security breach, misuse of our products, or risks of product liability claims could harm our reputation and adversely impact our operating results.

Because our products and services are complex, they have contained and may contain design or manufacturing defects or errors that are not detected until after their commercial release and deployment by our end-customers. For example, from time to time, certain of our end-customers have reported defects in our products related to performance, scalability, and compatibility. Additionally, defects may cause our products or services to be vulnerable to security attacks, cause them to fail to help secure networks, or temporarily interrupt end-customers’ networking traffic. Because the techniques used by computer hackers to access or sabotage networks change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques and provide a solution in time to protect our end-customers’ networks. Furthermore, as a well-known provider of security solutions, our networks, products, including cloud-based technology, and services could be targeted by attacks specifically designed to disrupt our business and harm our reputation. In addition, defects or errors in our subscription updates or our products could result in a failure of our services to effectively update end-customers’ hardware and cloud-based products. Our data centers and networks may experience technical failures and downtime, may fail to distribute appropriate updates, or may fail to meet the increased requirements of a growing installed end-customer base, any of which could temporarily or permanently expose our end-customers’ networks, leaving their networks unprotected against the latest security threats. Moreover, our products must interoperate with our end-customers’ existing infrastructure, which often have different specifications, utilize multiple protocol standards, deploy products from multiple vendors, and contain multiple generations of products that have been added over time. As a result, when problems occur in a network, it may be difficult to identify the sources of these problems.

The occurrence of any such problem in our products, whether real or perceived, could result in:

•	expenditure of significant financial and product development resources in efforts to analyze, correct, eliminate, or work-around errors or defects or to address and eliminate vulnerabilities; loss of existing or potential end-customers or channel partners;

•	delayed or lost revenue; delay or failure to attain market acceptance; an increase in warranty claims compared with our historical experience, or an increased cost of servicing warranty claims, either of which would adversely affect our gross margins; and

•	litigation, regulatory inquiries, or investigations that may be costly and harm our reputation.

Further, our products may be misused by end-customers or third parties that obtain access to our products. For example, our products could be used to censor private access to certain information on the Internet. Such use of our products for censorship could result in negative press coverage and negatively affect our reputation.

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The limitation of liability provisions in our standard terms and conditions of sale may not fully or effectively protect us from claims as a result of federal, state, or local laws or ordinances, or unfavorable judicial decisions in the United States or other countries. The sale and support of our products also entails the risk of product liability claims. Although we may be indemnified by our third-party manufacturers for product liability claims arising out of manufacturing defects, because we control the design of our products, we may not be indemnified for product liability claims arising out of design defects. We maintain insurance to protect against certain claims associated with the use of our products, but our insurance coverage may not adequately cover any claim asserted against us. In addition, even claims that ultimately are unsuccessful could result in our expenditure of funds in litigation, divert management’s time and other resources, and harm our reputation.

False detection of applications, viruses, spyware, vulnerability exploits, data patterns, or URL categories could adversely affect our business.

Our classifications of application type, virus, spyware, vulnerability exploits, data, or URL categories may falsely detect applications, content, or threats that do not actually exist. This risk is heightened by the inclusion of a “heuristics” feature in our products, which attempts to identify applications and other threats not based on any known signatures but based on characteristics or anomalies which indicate that a particular item may be a threat. These false positives may impair the perceived reliability of our products and may therefore adversely impact market acceptance of our products. If our products restrict important files or applications based on falsely identifying them as malware or some other item that should be restricted, this could adversely affect end-customers’ systems and cause material system failures. Any such false identification of important files or applications could result in damage to our reputation, negative publicity, loss of channel partners, end-customers and sales, increased costs to remedy any problem, and costly litigation.

We will rely on our channel partners to sell substantially all of our products, and if these channel partners fail to perform, our ability to sell and distribute our products and services will be limited, and our operating results will be harmed.

A substantial amount of our revenue will be generated by sales through our channel partners, including distributors and resellers. We will provide our channel partners with specific training and programs to assist them in selling our products, but there can be no assurance that these steps will be effective. In addition, our channel partners may be unsuccessful in marketing, selling, and supporting our products and services. We may not be able to incentivize these channel partners to sell our products to end-customers and, in particular, to large enterprises. These channel partners may also have incentives to promote our competitors’ products and may devote more resources to the marketing, sales, and support of such competitive products. Our agreements with our channel partners may generally be terminated for any reason by either party with advance notice prior to each annual renewal date. We cannot be certain that we will retain these channel partners or that we will be able to secure additional or replacement channel partners. In addition, any new channel partner requires extensive training and may take several months or more to achieve productivity. Our channel partner sales structure could subject us to lawsuits, potential liability, and reputational harm if, for example, any of our channel partners misrepresent the functionality of our products or services to end-customers or violate laws or our corporate policies. If we fail to effectively manage our sales channels or channel partners, our ability to sell our products and services and operating results will be harmed.

If we do not accurately predict, prepare for, and respond promptly to the rapidly evolving technological and market developments and successfully manage product introductions and transitions to meet changing end-customer needs in the enterprise security market, our competitive position and prospects will be harmed.

The enterprise security market has grown quickly and is expected to continue to evolve rapidly. Moreover, many of our end-customers operate in markets characterized by rapidly changing technologies and business plans, which require them to add numerous network access points and adapt increasingly complex enterprise networks, incorporating a variety of hardware, software applications, operating systems, and networking protocols. If we fail to accurately predict end-customers’ changing needs and emerging technological trends in the enterprise security industry, including in the areas of mobility, virtualization, cloud computing, and software defined networks (“SDN”), our business could be harmed. The technology in our platform is especially complex because it needs to effectively identify and respond to new and increasingly sophisticated methods of attack, while minimizing the impact on network performance. Additionally, some of our new platform features and related platform enhancements may require us to develop new hardware architectures that involve complex, expensive, and time-consuming research and development processes. The development of our platform is difficult and the timetable for commercial release and availability is uncertain as there can be long time periods between releases and availability of new platform features. If we experience unanticipated delays in the availability of new products, platform features and services and fail to meet customer expectations for such availability, our competitive position and business prospects will be harmed.

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Additionally, we must commit significant resources to developing new platform features before knowing whether our investments will result in products, services and platform features the market will accept. The success of new platform features depends on several factors, including appropriate new product definition, differentiation of new products, services and platform features from those of our competitors, and market acceptance of these products, services and platform features. Moreover, successful new product introduction and transition depends on a number of factors including, our ability to manage the risks associated with new product production ramp-up issues, the availability of application software for new products, the effective management of purchase commitments and inventory, the availability of products in appropriate quantities and costs to meet anticipated demand, and the risk that new products may have quality or other defects or deficiencies in the early stages of introduction. There can be no assurance that we will successfully identify opportunities for new products and services, develop and bring new products and services to market in a timely manner, or achieve market acceptance of our products and services, or that products, services, and technologies developed by others will not render our products, services or technologies obsolete or noncompetitive.

Our research and development efforts may not produce successful products or platform features that result in significant revenue, cost savings or other benefits in the near future, if at all.

Developing our products, platform features and related enhancements is expensive. Our investments in research and development may not result in significant design improvements, marketable products or platform features, or may result in products or platform features that are more expensive than anticipated. Additionally, we may not achieve the cost savings or the anticipated performance improvements we expect, and we may take longer to generate revenue, or generate less revenue, than we anticipate. Our future plans include significant investments in research and development and related product opportunities. We believe that we must continue to dedicate a significant amount of resources to our research and development efforts to maintain our competitive position. However, we may not receive significant revenue from these investments in the near future, if at all, or these investments may not yield the expected benefits, either of which could adversely affect our business and operating results.

Because some of the key components in our products come from limited sources of supply, we are susceptible to supply shortages or supply changes, which could disrupt or delay our scheduled product deliveries to our end-customers and may result in the loss of sales and end-customers.

Our products rely on key components, including integrated circuit components, which our contract manufacturers purchase on our behalf from a limited number of suppliers, including sole source providers. The manufacturing operations of some of our component suppliers are geographically concentrated in Asia and elsewhere, which makes our supply chain vulnerable to regional disruptions, such as natural disasters, fire, political instability, civil unrest, a power outage, or a localized health risk, and as a result could impair the volume of components that we are able to obtain.

Further, we do not have volume purchase contracts with any of our component suppliers, and they could cease selling to us at any time. If we are unable to obtain a sufficient quantity of these components in a timely manner for any reason, sales of our products could be delayed or halted or we could be forced to expedite shipment of such components or our products at dramatically increased costs. Our component suppliers also change their selling prices frequently in response to market trends, including industry-wide increases in demand, and because we do not have volume purchase contracts with these suppliers, we are susceptible to price fluctuations related to raw materials and components and may not be able to adjust our prices accordingly. Additionally, poor quality in any of the sole-sourced components in our products could result in lost sales or sales opportunities.

If we are unable to obtain a sufficient volume of the necessary components for our products on commercially reasonable terms or the quality of the components do not meet our requirements, we could also be forced to redesign our products and qualify new components from alternate suppliers. The resulting stoppage or delay in selling our products and the expense of redesigning our products could result in lost sales opportunities and damage to customer relationships, which would adversely affect our business and operating results.

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A portion of our revenue may be generated by sales to government entities, which are subject to a number of challenges and risks.

Sales to government entities are subject to a number of risks. Selling to government entities can be highly competitive, expensive, and time-consuming, often requiring significant upfront time and expense without any assurance that these efforts will generate a sale. The substantial majority of our sales to date to government entities have been made indirectly through our channel partners. Government certification requirements for products like ours may change, thereby restricting our ability to sell into the federal government sector until we have attained the revised certification. If our products are late in achieving or fail to achieve compliance with these certifications and standards, or our competitors achieve compliance with these certifications and standards, we may be disqualified from selling our products to such governmental entity, or be at a competitive disadvantage, which would harm our business, operating results, and financial condition. Government demand and payment for our products and services may be impacted by public sector budgetary cycles, contracting requirements, and funding authorizations, with funding reductions or delays adversely affecting public sector demand for our products and services. Government entities may have statutory, contractual, or other legal rights to terminate contracts with our distributors and resellers for convenience or due to a default, and any such termination may adversely impact our future operating results. Governments routinely investigate and audit government contractors’ administrative processes, and any unfavorable audit could result in the government refusing to continue buying our products and services, a reduction of revenue, or fines or civil or criminal liability if the audit uncovers improper or illegal activities, which could adversely impact our operating results in a material way. Finally, for purchases by the U.S. government, the U.S. government may require certain products to be manufactured in the United States and other relatively high cost manufacturing locations, and we may not manufacture all products in locations that meet such requirements, affecting our ability to sell these products to the U.S. government.

Our ability to sell our products is dependent on the quality of our technical support services and those of our channel partners, and the failure to offer high-quality technical support services could have a material adverse effect on our end-customers’ satisfaction with our products and services, our sales, and our operating results.

After our products are deployed within our end-customers’ networks, our end-customers depend on our technical support services, as well as the support of our channel partners, to resolve any issues relating to our products. Our channel partners often provide similar technical support for third parties’ products, and may therefore have fewer resources to dedicate to the support of our products. If we or our channel partners do not effectively assist our end-customers in deploying our products, succeed in helping our end-customers quickly resolve post-deployment issues, or provide effective ongoing support, our ability to sell additional products and services to existing end-customers would be adversely affected and our reputation with potential end-customers could be damaged. Many larger enterprise, service provider, and government entity end-customers have more complex networks and require higher levels of support than smaller end-customers. If we or our channel partners fail to meet the requirements of these larger end-customers, it may be more difficult to execute on our strategy to increase our coverage with larger end-customers. Additionally, if our channel partners do not effectively provide support to the satisfaction of our end-customers, we may be required to provide direct support to such end-customers, which would require us to hire additional personnel and to invest in additional resources. It can take several months to recruit, hire, and train qualified technical support employees. We may not be able to hire such resources fast enough to keep up with unexpected demand, particularly if the sales of our products exceed our internal forecasts. As a result, our and our channel partners’ ability to provide adequate and timely support to our end-customers will be negatively impacted, and our end-customers’ satisfaction with our products and services will be adversely affected. Additionally, to the extent that we may need to rely on our sales engineers to provide post-sales support while we are ramping our support resources, our sales productivity will be negatively impacted, which would harm our revenues. Our or our channel partners’ failure to provide and maintain high-quality support services could have a material adverse effect on our business, financial condition, and operating results.

Claims by others that we infringe their proprietary technology or other rights could harm our business.

Companies in the enterprise security industry own large numbers of patents, copyrights, trademarks, domain names, and trade secrets and frequently enter into litigation based on allegations of infringement, misappropriation, or other violations of intellectual property or other rights. Third parties have asserted and may in the future assert claims of infringement of intellectual property rights against us.

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Third parties may also assert such claims against our end-customers or channel partners, whom our standard license and other agreements obligate us to indemnify against claims that our products infringe the intellectual property rights of third parties. In addition, to the extent we hire personnel from competitors, we may be subject to allegations that they have been improperly solicited, that they have divulged proprietary or other confidential information, or that their former employers own their inventions or other work product. Furthermore, we may be unaware of the intellectual property rights of others that may cover some or all of our technology or products. As the number of products and competitors in our market increases and overlaps occur, infringement claims may increase. While we intend to increase the size of our patent portfolio, our competitors and others may now and in the future have significantly larger and more mature patent portfolios than we have. In addition, litigation may involve patent holding companies or other adverse patent owners who have no relevant product revenue and against whom our own patents may therefore provide little or no deterrence or protection. In addition, we have not registered our trademarks in all of our geographic markets and failure to secure those registrations could adversely affect our ability to enforce and defend our trademark rights. Any claim of infringement by a third party, even those without merit, could cause us to incur substantial costs defending against the claim, could distract our management from our business, and could require us to cease use of such intellectual property. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. A successful claimant could secure a judgment or we may agree to a settlement that prevents us from distributing certain products or performing certain services or that requires us to pay substantial damages, royalties, or other fees. Any of these events could seriously harm our business, financial condition, and operating results.

Our proprietary rights may be difficult to enforce or protect, which could enable others to copy or use aspects of our products without compensating us.

We rely and expect to continue to rely on a combination of confidentiality and license agreements with our employees, consultants, and third parties with whom we have relationships, as well as trademark, copyright, patent, and trade secret protection laws, to protect our proprietary rights. We have filed various applications for certain aspects of our intellectual property. Valid patents may not issue from our pending applications, and the claims eventually allowed on any patents may not be sufficiently broad to protect our technology or products. We cannot be certain that we were the first to make the inventions claimed in our pending patent applications or that we were the first to file for patent protection, which could prevent our patent applications from issuing as patents or invalidate our patents following issuance. Additionally, the process of obtaining patent protection is expensive and time-consuming, and we may not be able to prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. Any issued patents may be challenged, invalidated or circumvented, and any rights granted under these patents may not actually provide adequate defensive protection or competitive advantages to us. Additional uncertainty may result from changes to patent-related laws and court rulings in the United States and other jurisdictions. As a result, we may not be able to obtain adequate patent protection or effectively enforce any issued patents.

Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or obtain and use information that we regard as proprietary. We generally enter into confidentiality or license agreements with our employees, consultants, vendors, and end-customers, and generally limit access to and distribution of our proprietary information. However, we cannot be certain that we have entered into such agreements with all parties who may have or have had access to our confidential information or that the agreements we have entered into will not be breached. We cannot guarantee that any of the measures we have taken will prevent misappropriation of our technology. Because we may be an attractive target for computer hackers, we may have a greater risk of unauthorized access to, and misappropriation of, our proprietary information. In addition, the laws of some foreign countries do not protect our proprietary rights to as great an extent as the laws of the United States, and many foreign countries do not enforce these laws as diligently as government agencies and private parties in the United States. From time to time, we may need to take legal action to enforce our patents and other intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Such litigation could result in substantial costs and diversion of resources and could negatively affect our business, operating results, and financial condition. Attempts to enforce our rights against third parties could also provoke these third parties to assert their own intellectual property or other rights against us, or result in a holding that invalidates or narrows the scope of our rights, in whole or in part. If we are unable to protect our proprietary rights (including aspects of our software and products protected other than by patent rights), we may find ourselves at a competitive disadvantage to others who need not incur the additional expense, time, and effort required to create the innovative products that have enabled us to be successful to date. Any of these events would have a material adverse effect on our business, financial condition, and operating results.

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Our use of open source software in our products could negatively affect our ability to sell our products and subject us to possible litigation.

Our products contain software modules licensed to us by third-party authors under “open source” licenses. Some open source licenses contain requirements that we make available applicable source code for modifications or derivative works we create based upon the type of open source software we use. If we combine our proprietary software with open source software in a certain manner, we could, under certain open source licenses, be required to release the source code of our proprietary software to the public. This would allow our competitors to create similar products with lower development effort and time and ultimately could result in a loss of product sales for us.

Although we monitor our use of open source software to avoid subjecting our products to conditions we do not intend, the terms of many open source licenses have not been interpreted by United States courts, and there is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to commercialize our products. From time to time, there have been claims against companies that distribute or use open source software in their products and services, asserting that open source software infringes the claimants’ intellectual property rights. We could be subject to suits by parties claiming infringement of intellectual property rights in what we believe to be licensed open source software. If we are held to have breached the terms of an open source software license, we could be required to seek licenses from third parties to continue offering our products on terms that are not economically feasible, to re-engineer our products, to discontinue the sale of our products if re-engineering could not be accomplished on a timely basis, or to make generally available, in source code form, our proprietary code, any of which could adversely affect our business, operating results, and financial condition.

In addition to risks related to license requirements, usage of open source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or assurance of title or controls on origin of the software. In addition, many of the risks associated with usage of open source software, such as the lack of warranties or assurances of title, cannot be eliminated, and could, if not properly addressed, negatively affect our business. We have established processes to help alleviate these risks, including a review process for screening requests from our development organizations for the use of open source software, but we cannot be sure that our processes for controlling our use of open source software in our products will be effective.

We license technology from third parties, and our inability to maintain those licenses could harm our business.

We incorporate technology that we license from third parties, including software, into our products and services. We cannot be certain that our licensors are not infringing the intellectual property rights of third parties or that our licensors have sufficient rights to the licensed intellectual property in all jurisdictions in which we may sell our products. In addition, some licenses may be non-exclusive, and therefore our competitors may have access to the same technology licensed to us. Some of our agreements with our licensors may be terminated for convenience by them. If we are unable to continue to license any of this technology because of intellectual property infringement claims brought by third parties against our licensors or against us, or if we are unable to continue our license agreements or enter into new licenses on commercially reasonable terms, our ability to develop and sell products and services containing such technology would be severely limited, and our business could be harmed. Additionally, if we are unable to license necessary technology from third parties, we may be forced to acquire or develop alternative technology, which we may be unable to do in a commercially feasible manner or at all, and we may be required to use alternative technology of lower quality or performance standards. This would limit and delay our ability to offer new or competitive products and services and increase our costs of production. As a result, our margins, market share, and operating results could be significantly harmed.

Our failure to adequately protect personal information could have a material adverse effect on our business.

A wide variety of provincial, state, national, and international laws and regulations apply to the collection, use, retention, protection, disclosure, transfer, and other processing of personal data. These data protection and privacy-related laws and regulations are evolving and being tested in courts and may result in ever-increasing regulatory and public scrutiny as well as escalating levels of enforcement and sanctions. Further, the interpretation and application of foreign laws and regulations in many cases is uncertain, and our legal and regulatory obligations in foreign jurisdictions are subject to frequent and unexpected changes, including the potential for various regulatory or other governmental bodies to enact new or additional laws or regulations, to issue rulings that invalidate prior laws or regulations, or to increase penalties significantly. For example, the recently adopted E.U. General Data Protection Regulation imposes more stringent data protection requirements, and provides for greater penalties for noncompliance. Our failure to comply with applicable laws and regulations, or to protect personal data, could result in enforcement action against us, including fines, imprisonment of company officials and public censure, claims for damages by end-customers and other affected individuals, damage to our reputation and loss of goodwill (both in relation to existing end-customers and prospective end-customers), any of which could have a material adverse effect on our operations, financial performance, and business. Evolving and changing definitions of personal data and personal information, within the E.U., the United States, and elsewhere, especially relating to classification of IP addresses, machine identification, location data, and other information, may limit or inhibit our ability to operate or expand our business, including limiting strategic partnerships that may involve the sharing of data. Even the perception of privacy concerns, whether or not valid, may harm our reputation and inhibit adoption of our products by current and future end-customers.

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If we do not effectively hire and train our direct sales force, we may be unable to add new customers or increase sales to our existing customers, and our business will be adversely affected.

We will be substantially dependent on our direct sales force to obtain new customers and increase sales with existing customers. There is significant competition for sales personnel with the skills and technical knowledge that we require. Our ability to achieve significant revenue growth will depend, in large part, on our success in recruiting, training and retaining sufficient numbers of sales personnel to support our growth, particularly in international markets. New hires require significant training and may take significant time before they achieve full productivity. Our recent hires and planned hires may not become productive as quickly as we expect, and we may be unable to hire or retain sufficient numbers of qualified individuals in the markets where we do business or plan to do business. In addition, a large percentage of our sales force is new to our Company. If we are unable to hire and train a sufficient number of effective sales personnel, or the sales personnel we hire are not successful in obtaining new customers or increasing sales to our existing customer base, our business will be adversely affected.

If we are unable to sell additional products, subscriptions and services, as well as renewals of our subscriptions and services, to our customers, our future revenue and operating results will be harmed.

Our future success depends, in part, on our ability to expand the deployment of our platform with existing customers by selling them additional products, subscriptions and services. This may require increasingly sophisticated and costly sales efforts and may not result in additional sales. In addition, the rate at which our customers purchase additional products, subscriptions and services depends on a number of factors, including the perceived need for additional IT security, general economic conditions, and our customers' satisfaction with our existing solutions they have previously purchased. If our efforts to sell additional products, subscriptions and services to our customers are not successful, our business may suffer.

Further, existing customers that purchase our platform have no contractual obligation to renew their subscriptions and support and maintenance services after the initial contract period, and given our limited operating history, we may not be able to accurately predict our renewal rates. Our customers’ renewal rates may decline or fluctuate as a result of a number of factors, including the level of their satisfaction with our platform, our customer support, customer budgets and the pricing of our platform compared with the products and services offered by our competitors. If our customers renew their subscriptions, they may renew for shorter contract lengths or on other terms that are less economically beneficial to us. We cannot assure you that our customers will renew their subscriptions, and if our customers do not renew their subscriptions or renew on less favorable terms, our revenue may grow more slowly than expected, not grow at all, or even decline.

We also depend on our installed customer base for future support and maintenance revenue. We offer our support and maintenance agreements for terms that generally range between one and five years. If customers choose not to renew their support and maintenance agreements or seek to renegotiate the terms of their support and maintenance agreements prior to renewing such agreements, our revenue may grow more slowly than expected, not grow at all, or even decline.

If we do not accurately anticipate and respond promptly to changes in our customers’ technologies, business plans or security needs, our competitive position and prospects could be harmed.

The IT security market has grown quickly and is expected to continue to evolve rapidly. Moreover, many of our customers operate in markets characterized by rapidly changing technologies and business plans, which require them to add numerous network access points and adapt to increasingly complex IT networks, incorporating a variety of hardware, software applications, operating systems and networking protocols. As their technologies and business plans grow more complex, we expect these customers to face new and increasingly sophisticated methods of attack. We face significant challenges in ensuring that our platform effectively identifies and responds to these advanced and evolving attacks without disrupting our customers’ network performance. As a result of the continued rapid innovations in the technology industry, including the rapid growth of smart phones, tablets and other devices, the trend of “bring your own device” in enterprises, and the rapidly evolving Internet of Things ("IOT"), we expect the networks of our customers to continue to change rapidly and become more complex.

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We have identified a number of new products and enhancements to our platform that we believe are important to our continued success in the IT security market. There can be no assurance that we will be successful in developing and marketing, on a timely basis, such new products or enhancements or that our new products or enhancements will adequately address the changing needs of the marketplace. In addition, some of our new products and enhancements may require us to develop new hardware architectures that involve complex, expensive and time-consuming research and development processes. Although the market expects rapid introduction of new products and enhancements to respond to new threats, the development of these products and enhancements is difficult and the timetable for commercial release and availability is uncertain, as there can be significant time lags between initial beta releases and the commercial availability of new products and enhancements. We may experience unanticipated delays in the availability of new products and enhancements to our platform and fail to meet customer expectations with respect to the timing of such availability. If we do not quickly respond to the rapidly changing and rigorous needs of our customers by developing, releasing and making available on a timely basis new products and enhancements to our platform that can adequately respond to advanced threats and our customers’ needs, our competitive position and business prospects will be harmed. Furthermore, from time to time, we or our competitors may announce new products with capabilities or technologies that could have the potential to replace or shorten the life cycles of our existing products. There can be no assurance that announcements of new products will not cause customers to defer purchasing our existing products.

Additionally, the process of developing new technology is expensive, complex and uncertain. The success of new products and enhancements depends on several factors, including appropriate component costs, timely completion and introduction, differentiation of new products and enhancements from those of our competitors, and market acceptance. To maintain our competitive position, we must continue to commit significant resources to developing new products or enhancements to our platform before knowing whether these investments will be cost-effective or achieve the intended results. There can be no assurance that we will successfully identify new product opportunities, develop and bring new products or enhancements to market in a timely manner, or achieve market acceptance of our platform, or that products and technologies developed by others will not render our platform obsolete or noncompetitive. If we expend significant resources on researching and developing products or enhancements to our platform and such products or enhancements are not successful, our business, financial position and results of operations may be adversely affected.

Our technology alliance partnerships expose us to a range of business risks and uncertainties that could have a material adverse impact on our business and financial results.

We have entered, and intend to continue to enter, into technology alliance partnerships with third parties to support our future growth plans. Such relationships include technology licensing, joint technology development and integration, research cooperation, co-marketing activities and sell-through arrangements. We face a number of risks relating to our technology alliance partnerships that could prevent us from realizing the desired benefits from such partnerships on a timely basis or at all, which, in turn, could have a negative impact on our business and financial results.

Technology alliance partnerships require significant coordination between the parties involved, particularly if a partner requires that we integrate its products with our products. This could involve a significant commitment of time and resources by our technical staff and their counterparts within our technology alliance partner. The integration of products from different companies may be more difficult than we anticipate, and the risk of integration difficulties, incompatible products and undetected programming errors or defects may be higher than the risks normally associated with the introduction of new products. It may also be more difficult to market and sell products developed through technology alliance partnerships than it would be to market and sell products that we develop on our own. Sales and marketing personnel may require special training, as the new products may be more complex than our other products.

We invest significant time, money and resources to establish and maintain relationships with our technology alliance partners, but we have no assurance that any particular relationship will continue for any specific period of time. Generally, our agreements with these technology alliance partners are terminable without cause with no or minimal notice or penalties. If we lose a significant technology alliance partner, we could lose the benefit of our investment of time, money and resources in the relationship. In addition, we could be required to incur significant expenses to develop a new strategic alliance or to determine and implement an alternative plan to pursue the opportunity that we targeted with the former partner.

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If our products do not effectively interoperate with our customers’ IT infrastructure, installations could be delayed or cancelled, which would harm our business.

Our products must effectively interoperate with our customers’ existing or future IT infrastructure, which often has different specifications, utilizes multiple protocol standards, deploys products from multiple vendors, and contains multiple generations of products that have been added over time. As a result, when problems occur in a network, it may be difficult to identify the sources of these problems. If we find errors in the existing software or defects in the hardware used in our customers’ infrastructure or problematic network configurations or settings, we may have to modify our software or hardware so that our products will interoperate with our customers’ infrastructure. In such cases, our products may be unable to provide significant performance improvements for applications deployed in our customers’ infrastructure. These issues could cause longer installation times for our products and could cause order cancellations, either of which would adversely affect our business, results of operations and financial condition. In addition, government and other customers may require our products to comply with certain security or other certifications and standards. If our products are late in achieving or fail to achieve compliance with these certifications and standards, or our competitors achieve compliance with these certifications and standards, we may be disqualified from selling our products to such customers, or may otherwise be at a competitive disadvantage, either of which would harm our business, results of operations, and financial condition.

Financial Risks

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We will need additional financing.

Our development schedule could be delayed if we are unable to fund our activities. We believe we will need to raise additional funds to achieve full commercial operation. We do not know whether we will be able to secure additional funding, or funding on terms acceptable to us.

We face financial risk, including the risk of high leverage.

Our development and operation will entail uncertain cash flows. We may spend relatively large amounts on marketing and other expenses. All of these factors and more will result in substantial financial risk. See "Business."

We may be subject to the risks normally associated with debt financing, including the risk that payments of principal and interest on borrowings may leave us with insufficient cash to operate or to pay distributions.

We intend to make use of a very high degree of financial leverage. We could become more highly leveraged because our organizational documents contain no limitation on the amount of debt we may incur.

The use of a high degree of leverage will increase our sensitivity to increases in interest rates. Increases in interest rates may increase our interest expense and adversely affect our cash flow and our ability to service our indebtedness and make distributions to our stockholders.

There are doubts about our ability to continue as a going concern.

As shown in the accompanying financial statements, the Company incurred losses from operations resulting in 2017. As of December 31, 2016 the Company’s current liabilities exceeded its liquid current assets and the Company has notes that are due and is unable to pay. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company will require substantial additional funding for continuing expansion and to implement its business plans. There is no assurance that the Company will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to the Company. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Legal Risks

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We may be unable to adequately protect, and we may incur significant costs in enforcing, our intellectual property and other proprietary rights.

Our success depends in part on our ability to enforce our intellectual property and other proprietary rights. We rely upon a combination of trademark, trade secret, copyright, patent, and unfair competition laws, as well as license and access agreements and other contractual provisions, to protect our intellectual property and other proprietary rights. In addition, we attempt to protect our intellectual property and proprietary information by requiring certain of our employees and consultants to enter into confidentiality, noncompetition, and assignment of inventions agreements. Our attempts to protect our intellectual property may be challenged by others or invalidated through administrative process or litigation.

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Agreement terms that address non-competition are difficult to enforce in many jurisdictions and may not be enforceable in any particular case. To the extent that our intellectual property and other proprietary rights are not adequately protected, third parties might gain access to our proprietary information, develop and market products or services similar to ours, or use trademarks similar to ours, each of which could materially harm our business. Existing U.S. federal and state intellectual property laws offer only limited protection. Moreover, the laws of other countries in which we now or may in the future conduct operations or contract for services may afford little or no effective protection of our intellectual property. Further, our platform incorporates open source software components that are licensed to us under various public domain licenses. While we believe that we have complied with our obligations under the various applicable licenses for open source software that we use, there is little or no legal precedent governing the interpretation of many of the terms of certain of these licenses, and therefore the potential impact of such terms on our business is somewhat unknown. The failure to adequately protect our intellectual property and other proprietary rights could materially harm our business.

In addition, if we resort to legal proceedings to enforce our intellectual property rights or to determine the validity and scope of the intellectual property or other proprietary rights of others, the proceedings could be burdensome and expensive, even if we were to prevail. Any litigation that may be necessary in the future could result in substantial costs and diversion of resources and could have a material adverse effect on our business, operating results, or financial condition.

We may be sued by third parties for alleged infringement of their proprietary rights.

The software and Internet industries are characterized by the existence of a large number of patents, trademarks, and copyrights and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. Moreover, our business involves the systematic gathering and analysis of data about the requirements and behaviors of payers and other third parties, some or all of which may be claimed to be confidential or proprietary. We may receive in the future, communications from third parties claiming that we have infringed on the intellectual property rights of others. Our technologies may not be able to withstand such third-party claims of rights against their use. Any intellectual property claims, with or without merit, could be time-consuming and expensive to resolve, divert management attention from executing our business plan, and require us to pay monetary damages or enter into royalty or licensing agreements. In addition, many of our contracts contain warranties with respect to intellectual property rights, and some require us to indemnify our clients for third-party intellectual property infringement claims, which would increase the cost to us of an adverse ruling on such a claim.

Moreover, any settlement or adverse judgment resulting from such a claim could require us to pay substantial amounts of money or obtain a license to continue to use the technology or information that is the subject of the claim, or otherwise restrict or prohibit our use of the technology or information. There can be no assurance that we would be able to obtain a license on commercially reasonable terms, if at all, from third parties asserting an infringement claim; that we would be able to develop alternative technology on a timely basis, if at all; or that we would be able to obtain a license to use a suitable alternative technology to permit us to continue offering, and our clients to continue using, our affected services. Accordingly, an adverse determination could prevent us from offering our services to others. In addition, we may be required to indemnify our clients for third-party intellectual property infringement claims, which would increase the cost to us of an adverse ruling for such a claim.

Current and future litigation against us could be costly and time-consuming to defend and could result in additional liabilities.

We may from time to time be subject to legal proceedings and claims that arise in the ordinary course of business, such as claims brought by our clients in connection with commercial disputes and employment claims made by our current or former employees. Claims may also be asserted by or on behalf of a variety of other parties, including government agencies, patients of our physician clients, or stockholders. For example, we have entered into a purchase and sale agreement for the property on which our corporate headquarters are located. This property is a former Superfund site, and our ownership of it, or any of our other properties, could expose us to liability under applicable environmental laws. Any litigation involving us may result in substantial costs and may divert management’s attention and resources, which may seriously harm our business, overall financial condition, and operating results. Insurance may not cover existing or future claims, be sufficient to fully compensate us for one or more of such claims, or continue to be available on terms acceptable to us. A claim brought against us that is uninsured or underinsured could result in unanticipated costs, thereby reducing our operating results and leading analysts or potential investors to reduce their expectations of our performance resulting in a reduction in the trading price of our stock.

Errors or illegal activity on the part of our clients may result in claims against us.

We require our clients to provide us with accurate and appropriate data and directives for our actions. We also rely upon our clients as users of our system to perform key activities in order to produce proper claims for reimbursement. Failure of our clients to provide these data and directives or to perform these activities may result in claims against us alleging that our reliance was misplaced or unreasonable or that we have facilitated or otherwise participated in submission of false claims.

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If participants in our channel marketing and sales lead programs do not maintain appropriate relationships with current and potential clients, our sales accomplished with their help or data may be unwound and our payments to them may be deemed improper.

We maintain a series of relationships with third parties that we term “channel relationships.” These relationships take different forms under different contractual language. Some relationships help us identify sales leads. Other relationships permit third parties to act as value-added resellers or as independent sales representatives for our services. In some cases, for example in the case of some membership organizations, these relationships involve endorsement of our services as well as other marketing activities. In each of these cases, we require contractually that the third party disclose information to and limit their relationships with potential purchasers of our services for regulatory compliance reasons. If these third parties do not comply with these regulatory requirements or if our requirements are deemed insufficient, sales accomplished with the data or help that they have provided, as well as the channel relationships themselves, may not be enforceable, may be unwound, and may be deemed to violate relevant laws or regulations. Third parties that, despite our requirements, exercise undue influence over decisions by current and prospective clients, occupy positions with obligations of fidelity or fiduciary obligations to current and prospective clients, or who offer bribes or kickbacks to current and prospective clients or their employees may be committing illegal acts that could render any resulting contract between us and the client unenforceable or in violation of relevant laws or regulations. Any misconduct by these third parties with respect to current or prospective clients, any failure to follow contractual requirements, or any insufficiency of those contractual requirements may result in allegations that we have encouraged or participated in illegal behavior and that payments to such third parties under our channel contracts are improper. This misconduct could subject us to civil or criminal claims and liabilities, require us to change or terminate some portions of our business, require us to refund portions of our services fees, and adversely affect our revenue and operating margin. Even an unsuccessful challenge of our activities could result in adverse publicity, require costly response from us, impair our ability to attract and maintain clients, and lead analysts or investors to reduce their expectations of our performance, resulting in reduction in the market price of our stock.

Risks Inherent in the Company

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We are indemnifying our officers and directors.

Our By-Laws provide for the indemnification of officers and directors relating to their activities for the Company to the fullest extent permitted under the Wyoming General Corporation Code. These provisions may have the effect of providing indemnity in connection with suits brought by parties other than the Company against an officer or director who has been grossly negligent, though he acted in good faith and in the Company’s interests. See "Indemnification.”

We rely upon a few officers.

At present, we are wholly dependent on the personal abilities of one officer in order to develop and conduct our operations. Our success will be largely dependent on the personal efforts of our key officers and directors. The loss of the services of any of these officers would have a material adverse effect on our business and prospects. Our success also may be dependent, in part, upon our ability to hire and retain additional qualified sales and marketing personnel. There can be no assurance that we will be able to hire or retain such necessary personnel. See "Management."

Our present shareholders will retain control.

Our present control shareholders own 79.2% of the outstanding Common Stock.  As a result of this percentage of ownership, the existing shareholders will be able to control our management at least for the foreseeable future. Investors will not have the right to elect our directors and the Company's control will stay with the current shareholders. This shareholder will have full voting control of the Company and the Board of Directors. See "Management," "Principal Shareholders" and "Description of Securities."

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The liability of our directors and officers is limited.

Our Articles of Incorporation include provisions to eliminate, to the full extent permitted by Wyoming corporate law as in effect from time to time, the personal liability of our directors for monetary damages arising from a breach of their fiduciary duties as directors. The Articles of Incorporation also includes provisions to the effect that (subject to certain exceptions) the Company shall, to the maximum extent permitted from time to time under Wyoming law, indemnify, and upon request shall advance expenses to, any director or officer to the extent that such indemnification and advancement of expenses is permitted under such law, as it may from time to time be in effect. In addition, our By-Laws require us to indemnify, to the full extent permitted by law, any of our directors, officers, employees or agents for acts which such person reasonably believes are not in violation of our corporate purposes as set forth in the Articles of Incorporation. As a result of such provisions in the Articles of Incorporation and the By-Laws, stockholders may be unable to recover damages against our directors and officers for actions taken by them which constitute negligence, gross negligence or a violation of their fiduciary duties, which may reduce the likelihood of stockholders instituting derivative litigation against directors and officers and may discourage or deter stockholders from suing our directors, officers, employees and agents for breaches of their duty of care, even though such action, if successful, might otherwise benefit us and our stockholders. See "Indemnification."

Our Board of Directors may unilaterally implement changes in our investment and financing policies that may affect the interests of our stockholders.

Our investment and financing policies, and our policies with respect to other activities, including growth, debt, capitalization, and operating policies, are determined by the Board of Directors. Although the Board of Directors has no present intention to do so, these policies may be amended or revised from time to time at the discretion of the Board of Directors without notice to stockholders or a vote of our stockholders. Accordingly, stockholders have no direct control over changes in our policies and changes in our policies may affect them.

The loss of key executive officers could have an adverse effect on us.

We are dependent on the efforts of our President, Ormand Hunter. The loss of his services could have an adverse effect on our operations. We do not currently maintain or contemplate obtaining any “key man” life insurance on, our executive officers. See “Management.”

We are dependent on external sources of capital.

In order to achieve our business plan and to grow, we will need constant infusions of additional capital. We will need to fund our future capital needs, including capital for property development and acquisitions, from sources other than income from operations. We therefore will have to rely on third-party sources of debt and equity capital financing, which may or may not be available on favorable terms or at all. Our access to third party sources of capital depends on a number of things, including conditions in the capital markets generally and the market’s perception of our growth potential and our current and potential future earnings. Additional equity offerings may result in substantial dilution of stockholders’ interests, and additional debt financings may substantially increase our leverage. Further, there has been substantial turmoil in the financial markets and there is no assurance that we will be able to successfully access capital.

Risks in the Securities

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You may experience dilution if we issue additional securities.

If we issue additional shares, you may find your holdings diluted, which if it occurs, means that you will own a smaller percentage of our company. Further, any issuance of additional securities to various persons or entities in lieu of cash payments will lead to further dilution.

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We do not expect to pay dividends on our Common Stock.

We have never paid any dividends on our Common Stock. We have no plans to pay dividends on our Common Stock in the foreseeable future. Furthermore, the Company may issue Preferred Stock or other securities senior to the Common Stock, under terms which provide that no dividends shall be payable to holders of Common Stock unless and until all accrued cash dividends through the most recent past annual dividend payment date have been paid in full to holders of such senior securities. See "Dividend Policy."

Our operating results have in the past fluctuated and may continue to fluctuate significantly, and if we fail to meet the expectations of analysts or investors, our stock price and the value of an investment in our common stock could decline substantially.

Our operating results are likely to fluctuate, and if we fail to meet or exceed the expectations of securities analysts or investors, the trading price of our common stock could decline. Moreover, our stock price may be based on expectations of our future performance that may be unrealistic or that may not be met. Some of the important factors that could cause our revenues and operating results to fluctuate from quarter to quarter include:

•	the extent to which our services achieve or maintain market acceptance;

•	our ability to introduce new services and enhancements to our existing services on a timely basis;

•	new competitors and the introduction of enhanced products and services from new or existing competitors;

•	the length of our contracting and implementation cycles;

•	changes in client days in accounts receivable;

•	seasonal declines in the use of physician services, generally in the late summer and during the holiday season, which lead to a decline in collections by our physician clients about 30 to 50 days later;

•	the financial condition of our current and future clients;

•	changes in client budgets and procurement policies;

•	the amount and timing of our investment in research and development activities;

•	the amount and timing of our investment in sales and marketing activities;

•	technical difficulties or interruptions in our services;

•	our ability to hire and retain qualified personnel and maintain an adequate rate of expansion of our sales force;

•	changes in the regulatory environment related to health care;

•	regulatory compliance costs;

•	the timing, size, and integration success of potential future acquisitions; and

•	unforeseen legal expenses, including litigation and settlement costs.

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Many of these factors are not within our control, and the occurrence of one or more of them might cause our operating results to vary widely. As such, we believe that quarter-to-quarter comparisons of our revenues and operating results may not be meaningful and should not be relied upon as an indication of future performance.

A significant portion of our operating expense is relatively fixed in nature, and planned expenditures are based in part on expectations regarding future revenue and profitability. Accordingly, unexpected revenue shortfalls, lower-than-expected revenue increases as a result of planned expenditures, and longer-than-expected impact on profitability and margins as a result of planned revenue expenditures may decrease our gross margins and profitability and could cause significant changes in our operating results from quarter to quarter. In addition, our future quarterly operating results may fluctuate and may not meet the expectations of securities analysts or investors. If this occurs, the trading price of our common stock could fall substantially, either suddenly or over time.

If the revenue of our clients decreases, or if our clients cancel or elect not to renew their contracts, our revenue will decrease.

Under most of our client contracts, we base our charges on a percentage of the revenue that the client realizes while using our services. Many factors may lead to decreases in client revenue, including:

•	interruption of client access to our system for any reason;

•	our failure to provide services in a timely or high-quality manner;

•	failure of our clients to adopt or maintain effective business practices;

•	actions by third-party payers of medical claims to reduce reimbursement;

•	government regulations and government or other payer actions or inaction reducing or delaying reimbursement; and

•	reduction of client revenue resulting from increased competition or other changes in the marketplace for physician services.

The current economic situation may give rise to several of these factors. For example, patients who have lost health insurance coverage due to unemployment or who face increased deductibles imposed by financially struggling employers or insurers could reduce the number of visits those patients make to our physician clients. Patients without health insurance or with reduced coverage may also default on their payment obligations at a higher rate than patients with coverage. Added financial stress on our clients could lead to their acquisition or bankruptcy, which could cause the termination of some of our service relationships. Further, despite the cost benefits that we believe our services provide, prospective clients may wish to delay contract decisions due to implementation costs or be reluctant to make any material changes in their established business methods in the current economic climate. With a reduction in tax revenue, state and federal government health care programs, including reimbursement programs such as Medicaid, may be reduced or eliminated, which could negatively impact the payments that our clients receive. Also, although we currently estimate our expected customer life to be twelve years, this is only an estimate, and there can be no assurance that our clients will elect to renew their contracts for this period of time. Our clients typically purchase one-year contracts that, in most cases, may be terminated on 90 days notice without cause. If our clients’ revenue decreases for any of the above or other reasons, or if our clients cancel or elect not to renew their contracts, our revenue will decrease.

As a result of our variable sales and implementation cycles, we may be unable to recognize revenue to offset expenditures, which could result in fluctuations in our quarterly results of operations or otherwise harm our future operating results.

The sales cycle for our services can be variable, typically ranging from three to five months from initial contact to contract execution, although this period can be substantially longer. During the sales cycle, we expend time and resources, and we do not recognize any revenue to offset such expenditures. Our implementation cycle is also variable, typically ranging from three to five months from contract execution to completion of implementation, although some of our new-client set-up projects—especially those for larger clients—are complex and require a lengthy delay and significant implementation work. Each client’s situation is different, and unanticipated difficulties and delays may arise as a result of failure by us or by the client to meet our respective implementation responsibilities. During the implementation cycle, we expend substantial time, effort, and financial resources implementing our services, but accounting principles do not allow us to recognize the resulting revenue until the service has been implemented, at which time we begin recognition of implementation revenue over an expected attribution period of the longer of the estimated expected customer life, currently twelve years, or the contract term.

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Even if implementation has begun, there can be no assurance that we will recognize revenue on a timely basis or at all from our efforts. Implementation for a given client may be canceled, as our contracts typically provide that they can be terminated for any reason or no reason on 90 days notice. Despite the fact that we typically require a deposit in advance of implementation, some clients have canceled before our services have been started. In addition, implementation may be delayed, or the target dates for completion may be extended into the future, for a variety of reasons, including the needs and requirements of the client, delays with payer processing, and the volume and complexity of the implementations awaiting our work. If implementation periods are extended, our provision of the revenue cycle, clinical cycle, or patient cycle services upon which we realize most of our revenues will be delayed, and our financial condition may be adversely affected. In addition, cancellation of any implementation after it has begun may involve loss to us of time, effort, and expenses invested in the canceled implementation process and lost opportunity for implementing paying clients in that same period of time.

These factors may contribute to substantial fluctuations in our quarterly operating results, particularly in the near term and during any period in which our sales volume is relatively low. As a result, in future quarters our operating results could fall below the expectations of securities analysts or investors, in which event our stock price would likely decrease.

Risks Related to Our Products and Services

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We are subject to the effect of payer and provider conduct that we cannot control and that could damage our reputation with clients and result in liability claims that increase our expenses.

We offer certain electronic claims submission services for which we rely on content from clients, payers, and others. While we have implemented certain features and safeguards designed to maximize the accuracy and completeness of claims content, these features and safeguards may not be sufficient to prevent inaccurate claims data from being submitted to payers. Should inaccurate claims data be submitted to payers, we may experience poor operational results and may be subject to liability claims, which could damage our reputation with clients and result in liability claims that increase our expenses.

If our services fail to provide accurate and timely information, or if our content or any other element of any of our services is associated with faulty clinical decisions or treatment, we could have liability to clients, clinicians, or patients, which could adversely affect our results of operations.

Our software, content, and services are used to assist clinical decision-making and provide information about patient medical histories and treatment plans. If our software, content, or services fail to provide accurate and timely information or are associated with faulty clinical decisions or treatment, then clients, clinicians, or their patients could assert claims against us that could result in substantial costs to us, harm our reputation in the industry, and cause demand for our services to decline.

The assertion of such claims and ensuing litigation, regardless of its outcome, could result in substantial cost to us, divert management’s attention from operations, damage our reputation, and decrease market acceptance of our services. We attempt to limit by contract our liability for damages and to require that our clients assume responsibility for medical care and approve key system rules, protocols, and data. Despite these precautions, the allocations of responsibility and limitations of liability set forth in our contracts may not be enforceable, be binding upon patients, or otherwise protect us from liability for damages.

We intend to maintain general liability and insurance coverage, but this coverage may not continue to be available on acceptable terms or may not be available in sufficient amounts to cover one or more large claims against us. In addition, the insurer might disclaim coverage as to any future claim. One or more large claims could exceed our available insurance coverage.

Our proprietary software may contain errors or failures that are not detected until after the software is introduced or updates and new versions are released. It is challenging for us to test our software for all potential problems because it is difficult to simulate the wide variety of computing environments or treatment methodologies that our clients may deploy or rely upon. From time to time we have discovered defects or errors in our software, and such defects or errors can be expected to appear in the future. Defects and errors that are not timely detected and remedied could expose us to risk of liability to clients, clinicians, and patients and cause delays in introduction of new services, result in increased costs and diversion of development resources, require design modifications, or decrease market acceptance or client satisfaction with our services.

If any of these risks occur, they could materially adversely affect our business, financial condition, or results of operations.

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We may be liable for use of incorrect or incomplete data that we provide, which could harm our business, financial condition, and results of operations.

We may store and display data for use by health care providers in treating patients. Our clients or third parties provide us with most of these data. If these data are incorrect or incomplete or if we make mistakes in the capture or input of these data, adverse consequences, including death, may occur and give rise to product liability and other claims against us. In addition, a court or government agency may take the position that our storage and display of health information exposes us to personal injury liability or other liability for wrongful delivery or handling of health care services or erroneous health information. While we maintain insurance coverage, we cannot assure that this coverage will prove to be adequate or will continue to be available on acceptable terms, if at all. Even unsuccessful claims could result in substantial costs and diversion of management resources. A claim brought against us that is uninsured or under-insured could harm our business, financial condition, and results of operations.

Regulatory Risks

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Government regulation of health care creates risks and challenges with respect to our compliance efforts and our business strategies.

The health care industry is highly regulated and is subject to changing political, legislative, regulatory, and other influences. Existing and new laws and regulations affecting the health care industry could create unexpected liabilities for us, cause us to incur additional costs, and restrict our operations. Many health care laws are complex, and their application to specific services and relationships may not be clear. In particular, many existing health care laws and regulations, when enacted, did not anticipate the health care information services that we provide, and these laws and regulations may be applied to our services in ways that we do not anticipate. Our failure to accurately anticipate the application of these laws and regulations, or our other failure to comply, could create liability for us, result in adverse publicity, and negatively affect our business. Some of the risks we face from health care regulation are described below:

False or Fraudulent Claim Laws.    There are numerous federal and state laws that forbid submission of false information, or the failure to disclose information, in connection with submission and payment of physician claims for reimbursement. In some cases, these laws also forbid abuse in connection with such submission and payment. Any failure of our services to comply with these laws and regulations could result in substantial liability (including, but not limited to, criminal liability), adversely affect demand for our services, and force us to expend significant capital, research and development, and other resources to address the failure. Errors by us or our systems with respect to entry, formatting, preparation, or transmission of claim information may be determined or alleged to be in violation of these laws and regulations. Any determination by a court or regulatory agency that our services violate these laws could subject us to civil or criminal penalties, invalidate all or portions of some of our client contracts, require us to change or terminate some portions of our business, require us to refund portions of our services fees, cause us to be disqualified from serving clients doing business with government payers, and have an adverse effect on our business.

In most cases where we are permitted to do so, we calculate charges for our services based on a percentage of the collections that our clients receive as a result of our services. To the extent that violations or liability for violations of these laws and regulations require intent, it may be alleged that this percentage calculation provides us or our employees with incentive to commit or overlook fraud or abuse in connection with submission and payment of reimbursement claims. The U.S. Centers for Medicare and Medicaid Services has stated that it is concerned that percentage-based billing services may encourage billing companies to engage in or overlook fraudulent or abusive practices.

In addition, we may contract with third parties that offer software relating to the selection or verification of codes used to identify and classify the services for which reimbursement is sought. Submission of codes that do not accurately reflect the services provided or the location or method of their provision may constitute a violation of false or fraudulent claims laws. Our ability to comply with these laws depends on the coding +decisions made by our clients and the accuracy of our vendors’ software and services in suggesting possible codes to our clients and verifying that proper codes have been selected.

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HIPAA and other Health Privacy Regulations.    There are numerous federal and state laws related to patient privacy. In particular, the Health Insurance Portability and Accountability Act of 1996, or HIPAA, includes privacy standards that protect individual privacy by limiting the uses and disclosures of individually identifiable health information and implementing data security standards that require covered entities to implement administrative, physical, and technological safeguards to ensure the confidentiality, integrity, availability, and security of individually identifiable health information in electronic form. HIPAA also specifies formats that must be used in certain electronic transactions, such as claims, payment advice, and eligibility inquiries. Because we translate electronic transactions to and from HIPAA-prescribed electronic formats and other forms, we are considered a clearinghouse and, as such, a covered entity subject to HIPAA. In addition, our clients are also covered entities and are mandated by HIPAA to enter into written agreements with us—known as business associate agreements—that require us to safeguard individually identifiable health information. Business associate agreements may include:

•	a description of our permitted uses of individually identifiable health information;

•	a covenant not to disclose that information except as permitted under the agreement and to make our subcontractors, if any, subject to the same restrictions;

•	assurances that appropriate administrative, physical, and technical safeguards are in place to prevent misuse of that information;

•	an obligation to report to our client any use or disclosure of that information other than as provided for in the agreement;

•	a prohibition against our use or disclosure of that information if a similar use or disclosure by our client would violate the HIPAA standards;

•	the ability of our clients to terminate the underlying support agreement if we breach a material term of the business associate agreement and are unable to cure the breach;

•	the requirement to return or destroy all individually identifiable health information at the end of our support agreement; and

•	access by the Department of Health and Human Services to our internal practices, books, and records to validate that we are safeguarding individually identifiable health information.

We may not be able to adequately address the business risks created by HIPAA implementation. Furthermore, we are unable to predict what changes to HIPAA or other laws or regulations might be made in the future or how those changes could affect our business or the costs of compliance. For example, the provisions of the HITECH Act and the regulations issued under it have provided clarification of certain aspects of both the Privacy and Security Rules, expansion of the disclosure requirements for a breach of the Security Rule, and strengthening of the civil and criminal penalties for failure to comply with HIPAA. In addition, ONCHIT is coordinating the ongoing development of standards to enable interoperable health information technology infrastructure nationwide based on the widespread adoption of electronic health records in the health care sector. We are unable to predict what, if any, impact the changes in such standards will have on our compliance costs or our services.

In addition, some payers and clearinghouses with which we conduct business interpret HIPAA transaction requirements differently than we do. Where clearinghouses or payers require conformity with their interpretations as a condition of effecting transactions, and their interpretations are no less stringent than ours, we seek to comply with their interpretations.

The HIPAA transaction standards include proper use of procedure and diagnosis codes. Since these codes are selected or approved by our clients, and since we do not verify their propriety, some of our capability to comply with the transaction standards is dependent on the proper conduct of our clients.

Among our services, we provide telephone reminder services to patients, Internet- and telephone-based access to medical test results, pager and email notification to practices of patient calls, and patient call answering services. We believe that reasonable efforts to prevent disclosure of individually identifiable health information have been and are being taken in connection with these services, including the use of multiple-password security. However, any failure of our clients to provide accurate contact information for their patients or physicians or any breach of our telecommunications systems could result in a disclosure of individually identifiable health information.

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In addition to the HIPAA Privacy and Security Rules and the HITECH Act requirements, most states have enacted patient confidentiality laws that protect against the disclosure of confidential medical and other personally identifiable information, and many states have adopted or are considering further legislation in this area, including privacy safeguards, security standards, and data security breach notification requirements. Such state laws, if more stringent than HIPAA and HITECH Act requirements, are not preempted by the federal requirements, and we are required to comply with them.

Failure by us to comply with any of the federal and state standards regarding patient privacy may subject us to penalties, including civil monetary penalties and, in some circumstances, criminal penalties. In addition, such failure may injure our reputation and adversely affect our ability to retain clients and attract new clients.

In addition to false claims and HIPAA requirements, we are subject to a variety of other regulatory schemes, including:

•	Anti-Kickback and Anti-Bribery Laws. There are federal and state laws that govern patient referrals, physician financial relationships, and inducements to health care providers and patients. For example, the federal health care programs’ anti-kickback law prohibits any person or entity from offering, paying, soliciting, or receiving anything of value, directly or indirectly, for the referral of patients covered by Medicare, Medicaid, and other federal health care programs or the leasing, purchasing, ordering, or arranging for or recommending the lease, purchase, or order of any item, good, facility, or service covered by these programs. Many states also have similar anti-kickback laws that are not necessarily limited to items or services for which payment is made by a federal health care program. Moreover, both federal and state laws forbid bribery and similar behavior. Any determination by a state or federal regulatory agency that any of our activities or those of our clients, vendors, or channel partners violate any of these laws could subject us to civil or criminal penalties, require us to change or terminate some portions of our business, require us to refund a portion of our service fees, disqualify us from providing services to clients doing business with government programs, and have an adverse effect on our business. As the recipients of those orders will in certain instances pay us for the submission of accurate, complete, and readable orders instead of the handwritten and often incomplete orders traditionally submitted, our service could potentially be seen as providing referrals to the order recipients in exchange for payment. Although the Office of Inspector General issued an Advisory Opinion in November 2011 stating that our receipt of payments in such instances would not violate federal anti-kickback laws, we cannot predict whether changes in the law or our services might lead to a challenge of the legality of those services by government regulators. Even an unsuccessful challenge by regulatory authorities of our activities could result in adverse publicity and could require a costly response from us.

•	Anti-Referral Laws. There are federal and state laws that forbid payment for patient referrals, patient brokering, remuneration of patients, or billing based on referrals between individuals or entities that have various financial, ownership, or other business relationships with health care providers. In many cases, billing for care arising from such actions is illegal. These vary widely from state to state, and one of the federal laws—called the Stark Law—is very complex in its application. Any determination by a state or federal regulatory agency that any of our clients violate or have violated any of these laws may result in allegations that claims that we have processed or forwarded are improper. This could subject us to civil or criminal penalties, require us to change or terminate some portions of our business, require us to refund portions of our services fees, and have an adverse effect on our business. Even an unsuccessful challenge by regulatory authorities of our activities could result in adverse publicity and could require a costly response from us.

•	Corporate Practice of Medicine Laws and Fee-Splitting Laws. Many states have laws forbidding physicians from practicing medicine in partnership with non-physicians, such as business corporations. In some states, including New York, these take the form of laws or regulations forbidding splitting of physician fees with non-physicians or others. In some cases, these laws have been interpreted to prevent business service providers from charging their physician clients on the basis of a percentage of collections or charges. We have varied our charge structure in some states to comply with these laws, which may make our services less desirable to potential clients. Any determination by a state court or regulatory agency that our service contracts with our clients violate these laws could subject us to civil or criminal penalties, invalidate all or portions of some of our client contracts, require us to change or terminate some portions of our business, require us to refund portions of our services fees, and have an adverse effect on our business. Even an unsuccessful challenge by regulatory authorities of our activities could result in adverse publicity and could require a costly response from us.

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•	Anti-Assignment Laws. There are federal and state laws that prohibit or limit assignment of claims for reimbursement from government-funded programs. In some cases, these laws have been interpreted in regulations or policy statements to limit the manner in which business service companies may handle checks or other payments for such claims and to limit or prevent such companies from charging their physician clients on the basis of a percentage of collections or charges. Any determination by a state court or regulatory agency that our service contracts with our clients violate these laws could subject us to civil or criminal penalties, invalidate all or portions of some of our client contracts, require us to change or terminate some portions of our business, require us to refund portions of our service fees, and have an adverse effect on our business. Even an unsuccessful challenge by regulatory authorities of our activities could result in adverse publicity and could require a costly response from us.

•	Prescribing Laws. The use of our software by physicians to perform a variety of functions relating to prescriptions, including electronic prescribing, electronic routing of prescriptions to pharmacies, and dispensing of medication, is governed by state and federal law, including fraud and abuse laws, drug control regulations, and state department of health regulations. States have differing prescription format requirements, and, due in part to recent industry initiatives, federal law and the laws of all 50 states now provide a regulatory framework for the electronic transmission of prescription orders. Regulatory authorities such as the U.S. Department of Health and Human Services’ Centers for Medicare and Medicaid Services may impose functionality standards with regard to electronic prescribing and EHR technologies. Any determination that we or our clients have violated prescribing laws may expose us to liability, loss of reputation, and loss of business. These laws and requirements may also increase the cost and time necessary to market new services and could affect us in other respects not presently foreseeable.

•	Electronic Health Records Laws. A number of federal and state laws govern the use and content of electronic health record systems, including fraud and abuse laws that may affect how such technology is provided. As a company that provides EHR functionality, our systems and services must be designed in a manner that facilitates our clients’ compliance with these laws. Because this is a topic of increasing state and federal regulation, we expect additional and continuing modification of the current legal and regulatory environment. We cannot predict the content or effect of possible future regulation on our business activities. Department of Health and Human Services (HHS). The 2011/2012 criteria support the Stage 1 meaningful use measures required to qualify eligible providers and hospitals for funding under the HITECH Act. While we believe that our system is well designed in terms of function and interoperability, we cannot be certain that it will meet future requirements.

•	Claims Transmission Laws. Our services include the manual and electronic transmission of our client’s claims for reimbursement from payers. Federal and various state laws provide for civil and criminal penalties for any person who submits, or causes to be submitted, a claim to any payer (including, without limitation, Medicare, Medicaid, and any private health plans and managed care plans) that is false or that overbills or bills for items that have not been provided to the patient. Although we do not determine what is billed to a payer, to the extent that such laws apply to a service that merely transmits claims on behalf of others, we could be subject to the same civil and criminal penalties as our clients.

•	Prompt Pay Laws. Laws in many states govern prompt payment obligations for health care services. These laws generally define claims payment processes and set specific time frames for submission, payment, and appeal steps. They frequently also define and require clean claims. Failure to meet these requirements and time frames may result in rejection or delay of claims. Failure of our services to comply may adversely affect our business results and give rise to liability claims by clients.

•	Medical Device Laws. The U.S. Food and Drug Administration (FDA) has promulgated a draft policy for the regulation of computer software products as medical devices under the 1976 Medical Device Amendments to the Federal Food, Drug and Cosmetic Act. In addition, in February 2011 the FDA issued a final rule regarding regulation of Medical Device Data Systems (MDDSs), which are systems that are intended to transfer, store, convert, or display medical device data. While EHRs are expressly exempted from the final rule, it is possible that future changes in our services could involve the transfer, storage, conversion, or display of medical device data. In addition, a report, due by early 2014 from the FDA, ONCHIT, and the Federal Communications Commission, is expected to propose a regulatory framework for health information technology for the purpose of promoting innovation, protecting patient safety, and avoiding regulatory duplication. To the extent that our software is considered a medical device under the policy or an MDDS under the final rule, or is the subject of additional regulation promulgated as a result of the report, we, as a provider of application functionality, could be required, depending on the functionality, to:

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o	register and list our products with the FDA;

o	notify the FDA and demonstrate substantial equivalence to other products on the market before marketing our functionality; or

o	obtain FDA approval by demonstrating safety and effectiveness before marketing our functionality.

The FDA can impose extensive requirements governing pre- and post-market conditions, such as service investigation and others relating to approval, labeling, and manufacturing. In addition, the FDA can impose extensive requirements governing development controls and quality assurance processes.

Potential health care reform and new regulatory requirements placed on our software, services, and content could impose increased costs on us, delay or prevent our introduction of new services types, and impair the function or value of our existing service types.

Our services may be significantly impacted by health care reform initiatives and will be subject to increasing regulatory requirements, either of which could affect our business in a multitude of ways. If substantive health care reform or applicable regulatory requirements are adopted, we may have to change or adapt our services and software to comply. Reform or changing regulatory requirements may also render our services obsolete or may block us from accomplishing our work or from developing new services. This may in turn impose additional costs upon us to adapt to the new operating environment or to further develop services or software. Such reforms may also make introduction of new service types more costly or more time-consuming than we currently anticipate. Such changes may even prevent introduction by us of new services or make the continuation of our existing services unprofitable or impossible.

Potential additional regulation of the disclosure of health information outside the United States may adversely affect our operations and may increase our costs.

Federal or state governmental authorities may impose additional data security standards or additional privacy or other restrictions on the collection, use, transmission, and other disclosures of health information. Legislation has been proposed at various times at both the federal and the state level that would limit, forbid, or regulate the use or transmission of medical information outside of the United States. Such legislation, if adopted, may render our use of our off-shore partners, such as our data-entry and customer service providers, for work related to such data impracticable or substantially more expensive. Alternative processing of such information within the United States may involve substantial delay in implementation and increased cost.

Due to the particular nature of certain services we provide or the manner in which we provide them, we may be subject to government regulation unrelated to health care.

While our services are primarily subject to government regulations pertaining to health care, certain aspects of those services may require us to comply with regulatory schemes from other areas. Examples of such regulatory schema include:

Antitrust Laws.    Our national cloud-based network allows us access to cost and pricing data for a large number of providers in most regional markets, as well as to the contracted rates for third-party payers. To the extent that our services enable providers to compare their cost and pricing data with those of their competitors, those providers could collude to increase the pricing for their services, to reduce the compensation they pay their employees, or to collectively negotiate agreements with third parties. Similarly, if payers are able to compare their contracted rates of payment to providers, those payers may seek to reduce the amounts they might otherwise pay. Such actions may be deemed to be anti-competitive and a violation of federal antitrust laws. To the extent that we are deemed to have enabled such activities, we could be subject to fines and penalties imposed by the U.S. Department of Justice or the Federal Trade Commission and be required to curtail or terminate the services that permitted such collusion.

Debt Collection Laws.    As a billing service that offers patient communication and registration services, our employees or those of our service providers may from time to time come into contact with patients who owe our clients outstanding amounts. Communications with patients that relate to amounts owed may be deemed to subject us or our service providers to federal or state debt collection laws and regulations. Such laws and regulations, if deemed to apply to us, could require registration with government agencies and compliance with significant administrative obligations (e.g., to maintain an in-state office with local employees), which could result in increased expenses and subject us to fines and penalties for violation. Following the disclosure in 2012 of the methods used by debt collector Accretive Health to obtain payment of amounts owed by patients to one of its hospital clients, heightened focus on debt collection practices may lead to additional regulation and greater scrutiny of existing debt collection practices.

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Subsidy of services similar to ours may reduce client demand if we do not participate in such programs.

In the past few years, entities such as the Massachusetts Healthcare Consortium have offered to subsidize adoption by physicians of EHR technology. In addition, federal regulations have been changed to permit such subsidy from additional sources, subject to certain limitations, and the current administration passed the HITECH Act, which provides federal support for EHR initiatives. While we have qualified for and participated in many of such subsidy programs, we cannot guarantee that we will be able to do so in the future. To the extent that we do not participate in such programs, demand for our services may be reduced, which may decrease our revenues.

The price of our common stock may continue to be volatile.

The trading price of our common stock has been and is likely to remain highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control or unrelated to our operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the overall performance of the equity markets; the announcements by us or our competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to the provision of health care or the sale of health insurance; any major change in our board of directors or management; publication of research reports or news stories about us, our competitors, or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of common stock by existing stockholders; and general political and economic conditions.

In addition, the stock market in general, and the market for Internet-related companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies securities This litigation, if instituted against us, could result in very substantial costs; divert our management’s attention and resources; and harm our business, operating results, and financial condition.

Wyoming law might discourage, delay, or prevent a change of control of our company or changes in our management and, therefore, depress the trading price of our common stock.

Wyoming law may discourage, delay, or prevent a merger, acquisition, or other change in control that stockholders may consider favorable, including transactions in which they might otherwise receive a premium for their shares of our common stock. These provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. These provisions include: limitations on the removal of director; advance notice requirements for stockholder proposals and nominations; inability of stockholders to act by written consent or call special meetings; and the ability of our board of directors to make, alter or repeal our by-laws.

Wyoming General Corporation Law prohibits a publicly held Wyoming corporation from engaging in a business combination with an interested stockholder (generally an entity that, together with its affiliates, owns, or within the last three years has owned, 15% or more of our voting stock) for a period of three years after the date of the transaction in which the entity became an interested stockholder, unless the business combination is approved in a prescribed manner.

The existence of the foregoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that stockholders could receive a premium for their common stock in an acquisition.

Risks Associated with Investing in our Common Stock

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If we obtain additional financing, existing investor interests may be diluted. We may need to raise additional funds in the near future to fund our operations, deliver, expand, or enhance our products and services, finance acquisitions and respond to competitive pressures or perceived opportunities. If we raise additional funds by issuing equity or convertible debt securities, the percentage ownership of our investors will be diluted. Furthermore, we cannot assure you that additional financing will be available when and to the extent we require it or that, if available, it will be on acceptable terms.

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Because we may be subject to the “penny stock” rules, you may have difficulty in selling our common stock. Because our stock price is less than $5.00 per share, our stock may be subject to the SEC’s penny stock rules, which impose additional sales practice requirements and restrictions on broker-dealers that sell our stock to persons other than established customers and institutional accredited investors. The application of these rules may affect the ability of broker-dealers to sell our common stock and may affect your ability to sell any common stock you may own.

According to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Additionally, we may be subject to short selling, manipulation by others, and the regulations of the Pink Sheets OTC markets, all of which may be outside our control.

The volatility of and limited trading market in our common stock may make it difficult for you to sell our common stock for a positive return on your investment. The public market for our common stock has historically been very volatile. Any future market price for our shares is likely to continue to be very volatile. Further, our common stock is not actively traded, which may amplify the volatility of our stock. These factors may make it more difficult for you to sell shares of common stock.

The registration and potential sale, either pursuant to a prospectus or pursuant to Rule 144, by certain of our selling stockholders of a significant number of shares could encourage short sales by third parties. There may be significant downward pressure on our stock price caused by the sale or potential sale of a significant number of shares by certain of our selling stockholders pursuant to this prospectus, which could allow short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. The presence of short sellers in our common stock may further depress the price of our common stock.

If the selling stockholders sell a significant number of shares of common stock, the market price of our common stock may decline. Furthermore, the sale or potential sale of the offered shares pursuant to a prospectus and the depressive effect of such sales or potential sales could make it difficult for us to raise funds from other sources.

Our listing in the “Pink Sheets” limits the marketability of our stock. We are traded in the Pink Sheets. Companies in this market generally are disadvantaged in attracting investor interest.

Because we do not intend to pay any dividends on our common shares, investors seeking dividend income or liquidity should not purchase our shares. We do not currently anticipate declaring and paying dividends to our shareholders in the near future.  It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our working capital. Prospective investors seeking or needing dividend income or liquidity should, therefore, not purchase our common stock. We currently have no revenues and a history of losses, so there can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of our shares, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors, who currently do not intend to pay any dividends on our common shares for the foreseeable future.

As an issuer of “penny stock” the protection provided by the federal securities laws relating to forward looking statements does not apply to us.  Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, if we are a penny stock we will not have the benefit of this safe harbor protection in the event of any based upon an claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

The volatility of and limited trading market in our common stock may make it difficult for you to sell our common stock for a positive return on your investment.  The public market for our common stock has historically been very volatile. Any future market price for our shares is likely to continue to be very volatile. Further, our common stock is not actively traded, which may amplify the volatility of our stock. These factors may make it more difficult for you to sell shares of common stock.

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Statements Regarding Forward-looking Statements

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This Disclosure Statement contains various "forward-looking statements." You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "would," "could," “should," "seeks," "approximately," "intends," "plans," "projects," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled "Risk Factors."

USE OF PROCEEDS

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $400,000) will be $17,057,500. We will use these net proceeds for:

If 25% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Use of Funds
				Inventories	$500,000
				Professional Fees	400,000
				Operating Expenses	750,000
				Contingency Reserve	375,000
				Marketing & Advertising	400,000
				Research & Development	250,000
				Fixed Assets	150,000
				Working Capital	1,439,375
25%	$4,364,375	$100,000	$4,264,375

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If 50% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Use of Funds
				Inventories	$750,000
				Professional Fees	550,000
				Operating Expenses	1,000,000
				Contingency Reserve	750,000
				Marketing & Advertising	500,000
				Research & Development	300,000
				Fixed Assets	200,000
				Working Capital	4,478,750
50%	$8,728,750	$200,000	$8,528,750

If 75% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Use of Funds
				Inventories	$1,500,000
				Professional Fees	750,000
				Operating Expenses	1,500,000
				Contingency Reserve	1,125,000
				Marketing & Advertising	700,000
				Research & Development	500,000
				Fixed Assets	400,000
				Working Capital	6,318,125
75%	$13,093,125	$300,000	$12,793,125

If 100% of the Shares offers are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Use of Funds
				Inventories	$2,000,000
				Professional Fees	800,000
				Operating Expenses	1,500,000
				Contingency Reserve	1,500,000
				Marketing & Advertising	800,000
				Research & Development	500,000
				Fixed Assets	500,000
				Working Capital	9,457,500
100%	$17,457,500	$400,000	$17,057,500

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The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

DILUTION

______

If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of December 31, 2017 was $216,770 or $(0.0004) per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after deducting estimated offering expenses of $400,000, $300,000, $200,000 and $100,000, respectively):

Percentage of shares offered that are sold	100%	75%	50%	25%

Price to the public charged for each share in this offering	$1.00	$1.00	$1.00	$1.00

Historical net tangible book value per share as of December 31, 2017 (1)	0.0004	0.0004	0.0004	0.0004

Increase in net tangible book value per share attributable to new investors in this offering (2)	0.033	0.033	0.033	0.033

Net tangible book value per share, after this offering	0.033	0.033	0.033	0.033

Dilution per share to new investors	0.967	0.975	0.985	0.995

(1)	Based on net tangible book value as of December 31, 2017 of $216,770 and 487,793,986 outstanding shares of Common stock

(2)	After deducting estimated offering expenses of $400,000, $300,000, $200,000 and $100,000, respectively.

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DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The initial public offering price was determined by negotiation between us and the Underwriter. The principal factors considered in determining the initial public offering price include:

•	the information set forth in this Offering Circular and otherwise available;

•	our history and prospects and the history of and prospects for the industry in which we compete;

•	our past and present financial performance;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this Offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by us.

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 1, Regulation A Offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an "accredited investor" as defined under Rule 501 of Regulation D under the Securities Act (an "Accredited Investor"). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

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(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the "Investment Company Act"), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate if the Minimum Offering is not reached or, if it is reached, on the Termination Date.

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

Go to www.GLBHOffering.com, click on the "Invest Now" button and follow the procedures as described.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser's revenue or net assets (as of the purchaser's most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser's annual income or net worth (please see below on how to calculate your net worth).

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NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company's satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

______

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled "Risk Factors", "Cautionary Statement regarding Forward-Looking Statements" and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Management’s Discussion and Analysis

The Company has had limited revenues from operations in each of the last two fiscal years, and in the current fiscal year.

Plan of Operation for the Next Twelve Months

The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months. To complete the Company's entire acquisition plan, it may have to raise additional funds in the next twelve months.

The Company does not expect to make significant changes in the number of employees at the corporate level.

Cost of revenue. The Company expects that the cost of revenue will consist primarily of expenses associated with the delivery and distribution of our products. These include expenses related to marketing, providing products and services and salaries and benefits for employees on our operations teams.

Research and development. The Company will engage in substantial research and development expenses. These will consist primarily of salaries, and benefits for employees who are responsible for building new products as well as improving existing products. We will expense all of our research and development costs as they are incurred.

Marketing and sales. The Company will make substantial marketing and sales expenses which will consist primarily of salaries, and benefits for our employees engaged in sales, sales support, marketing, business development, and customer service functions. Our marketing and sales expenses also include marketing and promotional expenditures.

General and administrative. The majority of our general and administrative expenses will consist of salaries, benefits, and share-based compensation for certain of our executives as well as our legal, finance, human resources, corporate communications and policy employees, and other administrative employees. In addition, general and administrative expenses include professional and legal services. The Company expects to incur substantial expenses in marketing the current Offering, in closing its acquisitions, and in promoting and managing these acquisitions.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's significant estimates and assumptions include the fair value of the Company's common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company's deferred tax assets.

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Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Relaxed Ongoing Reporting Requirements

Upon the completion of this Offering, we expect to elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an "emerging growth company" (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an "emerging growth company", we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not "emerging growth companies", including but not limited to:

not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an "emerging growth company" for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any July 30 before that time, we would cease to be an "emerging growth company" as of the following December 31.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 1 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for "emerging growth companies" under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer's fiscal year, and semiannual reports are due in 90 calendar days after the end of the first six months of the issuer's fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not "emerging growth companies", and our stockholders could receive less information than they might expect to receive from more mature public companies.

Recent Events

In January, 2018, Mr. Robert Thomas III, the sole owner of Polyidus ORO, LLC, agreed to convey title to Live Oak Pond Farm to the Company and extinguish the debt on this property owed by the Company in exchange for 2,542,500 shares of the Company's Common Stock with the agreement this stock be qualified as free trading stock in the instant Regulation A offering. See “Distribution – Selling Shareholder.”

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GLOBALTECH HOLDINGS, INC.

______

GlobalTech Holdings, Inc. – Our Company

GlobalTech Holdings, Inc. is now operating in the medical services field. Formerly the Company was a management and holding company for real and intellectual properties and strategic partnerships in various markets based in the southeastern United States and countries bordering the Gulf of Mexico.

The Company, formerly Laketown Leasing Corporation, was incorporated in the State of Nevada on February 13, 1995.

On October 21, 1996, the Company changed its name to Admor Memory Corp. (“Admor”). On December 11, 2003, the Company changed its name to Atlas Resources, Inc. (“Atlas”).

On December 24, 2003, the Company underwent a name and symbol change from Admor Memory Corp. (AMRS) to Atlas Holdings, Inc. (ASRS).

On June 21, 2007, the Company filed with the SEC a Form 15, in order to cease filing SEC reports. (This Form 15 appears to have been mistakenly linked by the Edgar filer at the time to the Commission File Number (000-15117) of a company with a similar name, “Admar Group” rather than the CIK number of Admor Memory Corp. (Since the last Annual Report, the Company has been in contact with the SEC and FINRA and has corrected this 2007 mistake, thus linking the Company to its proper CIK (0000943770) which was originally assigned to Laketown Leasing Corporation, in 1995. The proper SEC filings, which show three Regulation D filings, are now shown here: http:/ /www.otcmarkets.com/stock/GLBHD/filings.

On July 12, 2007, the Company, then known as Atlas, changed its name to GlobalTech Holdings, Inc. (GLBH). On September 10, 2012, was granted an Application by Ricochet Trading, Inc. for Appointment as Custodian of GlobalTech Holdings, Inc. pursuant to Nevada Revised Statutes 78.347 by the District Court of Clark County, Nevada. Mr. Wheeler was appointed a Director of the Company at this time.

On September 11, 2012, the Company’s Director, Warren Wheeler, filed a Certificate of Amendment and Amended and Restated Articles of Incorporation which changed the par value of the Company’s common stock to $0.0001. In this document, the Company’s name was incorrectly listed as GlobalTech Holding, Inc., without the “s.”

On February 5, 2013, the Company began filing Annual and Annual Financial Reports and Disclosure Statements on OTCMarkets.com pursuant to the Alternative Reporting Standard. On February 12, 2013, Warren Wheeler resigned as Director and CEO of the Company, and the Company’s current Officer and Director, Ormand Hunter, was appointed as President, CEO and Director.

On February 13, 2013, the Company filed a Certificate of Change in which the name was again shown properly as GlobalTech Holdings, Inc. and the authorized shares of common stock were increased to 685,000,000 shares, par value $0.0001.

On December 2, 2013, the Company filed a Certificate of Change in which the name was again shown properly as GlobalTech Holdings, Inc. and the authorized shares of common stock were increased to 700,000,000 shares, par value $0.0001.

On June 20, 2016, the Company moved its corporate domicile to Wyoming.

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BUSINESS

____

The Company has four lines of business related to providing services to medical facilities: (1) database integration/migration, (2) medical accounts receivables recovery, (3) cyber security, and (4) medical equipment liquidation.

Database Integration/Migration

The Company believes, that in today's business environment of acquisition and mergers, the opportunity for dis-similar database systems to be housed under the same business structure, has become common place. This presents some unique challenges in financial reporting, in addition to, business management and planning. These issues, coupled with the cost of up grading database systems, not including the huge cost of migration of old data to the new system, and you have a very expensive process. In the medical field, there are also the concerns of HIPPA violations with data being misplaced or worse, coupled with the ever increasing regulations as to retention of PII for many years. All of these factors combine to make for very challenging circumstances.

The Issuer's DbaseNOW!tm data integration/migration system, specializes in the integration of dis-similar (apples and oranges) database systems. Our proprietary process all but eliminates the countless hours of code to tie these systems together. In addition, the high cost of upgrading to a new database system, the retraining of personnel, not to mention, the cost of migration of old data is eliminated. We do this through our unique programming concept, DbaseNOW!tm, maps the two database systems, allowing them to communicate bi-directionally, as if they were the same database programs.

In this market space, the Company is not aware of any other competition who has the technology to compete either in price point or in the ability to achieve 100% integration/migration at such record speeds.

Medical Accounts Receivables Recovery

The Company believes that medical payers generally only pay institutions 55-70 percent of contracts receivable by the hospitals or other medical institutions. Last year Becker's printed an article that indicated $165 billion in commercial payables was due to providers but never received from commercial payers.

The Company intends to examine such contracts intensively. In most cases, the Company or its contracted affiliate has been able to collect 15-20 percent of the amount contracted for but not paid.

The Company is in the process of building its own medical billing platform with self-contained electronic medical records. This platform will enable to the Company to address the major payer market extensively.

GlobalTech is now in three huge, lucrative markets in the medical industry both with huge margins and little competition.

First, insurance companies pay, on average, 45-68% of their contracted health care claims from hospitals and medical facilities. This because some insurance companies have a planned non-payment system in place, shifting the unpaid balances back to their insured's.

Most hospitals and medical facilities stop billing these insurance companies after 90 days leaving the balance in the coffers of the insurance company. This gives some insurance companies a large profit.

Becker's Hospital Review says these unpaid claims total $160 billion per year.

GlobalTech picks up where traditional billing leaves off and goes after the insurance companies to collect on these unpaid claims keeping 50% of their collections.

GlobalTech expects to collect as much as 20% of these unpaid claims, keeps up to one-half of the collected amounts.

This business is not capital intensive: GlobalTech is developing a proprietary computer program to recover most of the money.

GlobalTech has signed or has pending negotiations with 10 medical facilities that have over $1 billion in unpaid claims.

The Company knows of no competitors in this niche. All other billing companies in the space end at the typical 90-day collection cycle.

The Company operates this business under the name Med X/S.

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The Med X/S Recovery Approach

Financial Challenges in Healthcare

The speed of turning claims into cash is directly proportional to a healthcare Providers ability to thrive. Currently, the industry's primary focus is expediting a high volume of claims, quickly. However, many times this results in claims not being paid in their entirety. Accuracy and follow up play larger roles in obtaining the correct payment from the insurance carrier. One of the main challenges is, Providers, don't have a structure to address the “planned” non-payment program of major insurers. There are a number of issues which complicate the above referenced process:

(a)	Ever-changing government regulations and compliance issues requiring an ongoing re-training of personnel
(b)	Complex coding requirements vary with each insurance provider
(c)	Insurance service/in network contracts are biased, limiting the insurers financial accountability

According to American Healthcare Association's January 2016 Fact Sheet, “hospitals of all types provided more than $502 Billion in uncompensated care.” Source: Fact Sheet – American Hospital Association (2016, January).
Retrieved May 30, 2017, from http://www.aha.org/content/16/uncompensatedcarefactsheet.pdf.

Med X/S Recovery Expertise is the Solution

Med X/S Recovery, combined with its contracted affiliates, have a total of 75+ years of experience helping healthcare facilities manage their operations.

To further enhance their expertise, the founders and their affiliates have worked in varying sectors of the healthcare field focusing their attention in the following areas: Billing/Recovery, Hospital Management, Auditing Services, Database Analysis/Management, IT Analysis/Solution Integration, streamlining work flow, and Materials Management. The result of their collective efforts has created the unprecedented formation of a complete revenue enhancement program known as, Med X/S Recovery.

Only Med X/S Recovery Offers the Total Solution

Our team of specialists work in the background to identify your system weaknesses in order to enhance your revenue capture while also streamlining your processes. All the while, your facility staff and procedures remain intact and virtually uninterrupted.

Med X/S Recovery focuses on the following areas: Analysis/Re-Negotiation of Commercial Payer Contracts, IT Systems Analysis, identifying issues and implementing necessary corrections, Mapping dis-similar database systems to communicate with our proprietary billing systems, Re-building of claims structure and generation of a full accounting of unpaid, Commercial Pay, accounts receivables, Pursuit/collection of contracted Commercial Pay balances from major insurance payers. Med X/S Recovery has what it takes to resolve issues with Commercial Pay collections: Specialized Coding Personnel employed by a nationally recognized affiliate company, Proprietary IT Specific Technology, HIPPA Compliant Security

Our mission is to empower healthcare providers with the tools to combat the planned “non-payment” program of Commercial Payers, further enhancing their ability to maximum revenue capture while also insuring Payer accountability.

The Med X/S Recovery Process

In our initial exploratory phase, Med X/S Recovery performs a thorough analysis of the following: Software System Issues, Payer Contract Evaluation related to industry standard reimbursements, Timely Filing Analysis, Payment % to Contracted Fee Schedule, Coding Review Analysis.

Once the above referenced processes are completed, our specialists analyze the results and determine the best course of action to achieve Maximum Revenue Capture for your facility.

Our “Facility Profitability Plan” may include: Commercial Pay Contract Re-Negotiation achieving higher reimbursement to our client, Recoding existing claims, Appealing denied claims, Pursuing outstanding claim balances (older than 90 days) per Contracted Reimbursement Fees. Mapping of dis-similar database systems to eliminate/reduce manual entry of claims information thereby eliminating data entry errors.

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Med X/S Recovery Ongoing Support

As Commercial Pay insurer's continue to reduce their out-of-pocket expenditures, shifting their unpaid contracted balances back to their insured's thru their planned non-payment process, Healthcare facilities and their patients bare a growing percentage of healthcare costs. Unlike other Medical Consulting firms who identify a problem area and leave, Med X/S Recovery stays with you, our client, to insure an ongoing high rate of recovery from your Commercial Pay contracted companies.

Medical Equipment Liquidation

GlobalTech's second market opportunity is turning surplus and depleted hospital assets into cash. This market segment is huge in its scale, with an estimated $25,000 in revenue to GlobalTech per hospital facility, annually.

In the past, our principals have helped 165 hospitals in liquidating their assets, including HCA, Columbia, Catholic Health System, Duke University, Wake Forest School of Medicine, Carolina's Medical System, VHA, and North Carolina Baptist.

Our COO Scott Miller was President of Sales for seven years for General Asset Recovery, where he took sales from $200,000 a year to over $40 million.

In this venue, the Company is in the business of assisting medical facilities in recovering the value of surplus medical equipment. Such recovery is limited to medical equipment and dietary equipment. No upfront charge is made to the medical facility. The Company, after deducting recovery costs, receives 30 to 50 percent of such recoveries.

The Company also prides itself in its equipment de-commissioning process for hospitals where all depleted assets are removed and disposed of properly. Principals of the Company have closed or assisted in the closure of 165 hospitals dating back to 1990. They have worked with such companies as Columbia, HCA, Catholic Health System, Duke University, Wake  Forest School of Medicine, Carolina's Medical System, VHA, North Carolina Baptist and  more.

Cyber Security

The Company expects cyber attacks on hospitals and other medical facilities to continue to increase. These facilities have critical information and money to pay. Hackers apparently see them as easy targets.

Remote adversaries can easily deploy attacks that target and compromise patient health. Without critical information, patients' lives may be at stake.

A two year study performed by Independent Security Evaluators from January, 2014 through January, 2016 of critical elements within these facilities as they relate to securing patient health. This report showed “an industry in turmoil: lack of executive support, insufficient talent, improper implementations of technology, outdated understanding of adversaries, lack of leadership, and a misguided reliance upon compliance.” The report demonstrated that a variety of deadly remote attacks were possible within these facilities.

Recently, in May 2017, a massive hacking attack infected tens of thousands of computers around the globe with so-called ransomware. Ransomware encrypts data and the hackers demand ransom payments in order to restore access. The attack reportedly affected a number of U.K. health care facilities, public transport systems in Germany and even the computers of the Russian Interior Ministry.

Altogether, the attack may have infected more than 75,000 computers in countries around the world, according to estimates from antivirus software vendor AVG Avast. The malware had spread across 74 countries. Malware Tech blog's tracker showed that more than 70,000 computers had been affected by the ransomware.

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Man In the Middle (MitM)

We believe that the cyber community now faces the risk of Man in the Middle (MitM) attacks. A MitM hacker pretends to be the server to Clients and the Client to the Server.

Target, Anthem, and Chase bank are a few of the large companies that have found their customer’s information compromised in this way.

Once a hacker has achieved MitM status, the hacker can read everything that goes by User names passwords, bank account numbers and balances. The hacker can also change a transaction so that a payment to your credit card of $100 is 75% of your balance sent to an account in Outer Mongolia. MitM attacks have, until recently, been prevented by the 20 year old technology HTTPS and SSL, but in January of 2015 the PCI Security Council declared that HTTPS is no longer considered acceptable protection.

MitM attacks are invisible to conventional means of detection. Common website attacks like Spoofing and Phishing can succeed against the best designed site if MitM is part of the attack.

Our revolutionary technology is able to detect the MitM attack, fingerprint it if you will, at the first intercepted and retransmitted TCPIP packet. This technology is not a product, but it can be embedded into many products, a version of O-Auth that detects MitM attacks, a VPN system that is secure and can’t be MitM attacked, a browser that can’t be attacked while at a Starbucks, McDonalds, or airport. The applications for this technology are truly many and varied.

Security Requires Authentication

HTTPS uses Public Keys Infrastructure (PKI) for authentication. PKI Keys are often traded on the dark web. Even if you use our technology to bolster HTTPS and make sure you are not being attacked with MitM, a listener with your Keys could still steal information.

We have a system of encryption that uses a shared secret to authenticate communication and encrypt the channel with a harder tunnel than HTTPS / SSL and does not need PKI, but can work with PKI.

Encryption

Part of any secure protocol is encryption. HTTPS and SSL use PKI to encrypt communication while negotiating a symmetrical encryption algorithm and key for use throughout the rest of your session online.

We use R3 encryption to build a stronger tunnel. R3 Stands for Rapidly Rotating Randomized encryption. R3 uses a shared secret generating millions of combinations of keys, algorithms offsets and salts that are randomly rotated in a single session. This R3 encryption leaves hackers facing the same strong encryption algorithms (and some new ones) as HTTPS, but instead of one, they face them all, instead of buying a key online, they have to know your shared secret and if it is a secret, the hackers will not know it.

Titan Defenseware, Inc.

The Company has formed Titan Defenseware, Inc. as a wholly-owned subsidiary to market cyber security services.

Convertabase Joint Venture

The Company has formed a Limited Liability Company called Global Medical Services, LLC, to operate a joint venture between the Company and Convertabase, Inc.

Discontinued Operations

Twenty Eight Gauge Properties (TEGP)

From September 2013 to December 2016, the Company attempted to develop TEGP, a high calcium limestone quarry located in southwest Georgia. TEGP's total capital cost would have been $43,000,000 or more with the needed capital to start being $10,000,000. The Company was never able to develop adequate financing for TEGP and the project was discontinued.

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Live Oak Pond Farm

The Company issued 20,887,500 shares of common stock to purchase Whispering Pines, Inc., which owned Live Oak Pond Farm, on December 2nd, 2013. On May 1st, 2015, the Company returned Whispering Pines, Inc., with the exclusion of the Live Oak Pond Farm property, to Robert Thomas III, the sole owner of Whispering Pines, Inc. Mr. Robert Thomas placed these 20,887,500 shares in the name of Polyidus OROS, LLC.

The Company agreed that the principals of Whispering Pines, Inc. will manage Live Oak Pond Farm until the 20,887,500 shares of the Company's Common Stock could be sold to pay the Company's outstanding debt on the Live Oak Pond Farm property, totaling $2,895,000 at that time. This arrangement was to be carried forward until such debt can be extinguished and a free and clear title is delivered to the Company.

If Polyidus OROS, LLC and its principals elect to retain said stock, the Note shall be deemed to be fully paid and Polyidus ORO and its these principals shall deliver a free and clear title of Live Oak Pond Farm to the Company.

Polyidus OROS conveyed the 20,887,500 shares of GlobalTech Common Stock to a company that contracted to market the stock but did not make any steps to do so. Polyidus OROS., LLC is about to sue this company to recover this stock.

The terms of this sale are subject to a “Life Estate” being granted to Pete Thomas, of Thomasville, Georgia. Said Life Estate gives Mr. Thomas full access to the property, its amenities, benefits and privileges. In addition, a place of abode will be arranged for Mr. Thomas, to be used at his discretion. Mr. Thomas agrees to pay the costs of such improvements to the property.

In January, 2018, Mr. Robert Thomas III, the sole owner of Polyidus ORO, LLC, agreed to convey title to Live Oak Pond Farm to the Company and extinguish the debt on the property owed by the Company in exchange for 2,542,500 shares of the Company's Common Stock with the agreement this stock be qualified as free trading stock in the instant Regulation A offering. See “Distribution – Selling Shareholder.”

Regulation

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Although we generally do not contract with U.S., state or local government entities, the services that we provide are subject to a complex array of federal and state laws and regulations, including regulation by the Centers for Medicare and Medicaid Services, or CMS, of the U.S. Department of Health and Human Services, as well as additional regulation.

Government Regulation of Health Information

HIPAA Privacy and Security Rules. The Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations that have been issued under it (collectively, “HIPAA”) contain substantial restrictions and requirements with respect to the use and disclosure of individuals’ protected health information. These are embodied in the Privacy Rule and Security Rule portions of HIPAA. The HIPAA Privacy Rule prohibits a covered entity from using or disclosing an individual’s protected health information unless the use or disclosure is authorized by the individual or is specifically required or permitted under the Privacy Rule. The Privacy Rule imposes a complex system of requirements on covered entities for complying with this basic standard. Under the HIPAA Security Rule, covered entities must establish administrative, physical, and technical safeguards to protect the confidentiality, integrity, and availability of electronic protected health information maintained or transmitted by them or by others on their behalf.

The HIPAA Privacy and Security Rules apply directly to covered entities, such as health care providers who engage in HIPAA-defined standard electronic transactions, health plans, and health care clearinghouses. Because we translate electronic transactions to and from the HIPAA-prescribed electronic forms and other forms, we are considered a clearinghouse, and as such are a covered entity. In addition, our clients are also covered entities. In order to provide clients with services that involve the use or disclosure of protected health information, the HIPAA Privacy and Security Rules require us to enter into business associate agreements with our clients. Such agreements must, among other things, provide adequate written assurances:

•	as to how we will use and disclose the protected health information;

•	that we will implement reasonable administrative, physical, and technical safeguards to protect such information from misuse;

•	that we will enter into similar agreements with our agents and subcontractors that have access to the information;

•	that we will report security incidents and other inappropriate uses or disclosures of the information; and

•	that we will assist the client in question with certain of its duties under the Privacy Rule.

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HIPAA Transaction Requirements.    In addition to the Privacy and Security Rules, HIPAA also requires that certain electronic transactions related to health care billing be conducted using prescribed electronic formats. For example, claims for reimbursement that are transmitted electronically to payers must comply with specific formatting standards, and these standards apply whether the payer is a government or a private entity. As a covered entity subject to HIPAA, we must meet these requirements, and moreover, we must structure and provide our services in a way that supports our clients’ HIPAA compliance obligations.

HITECH Act.    The HITECH Act, which became law in February 2009, and the regulations issued under it, have provided, among other things, clarification of certain aspects of both the Privacy and Security Rules, expansion of the disclosure requirements for a breach of the Security Rule, and strengthening of the civil and criminal penalties for failure to comply with HIPAA. As these additional requirements become effective, we will be required to comply with them.

State Laws.    In addition to the HIPAA Privacy and Security Rules and the requirements imposed by the HITECH Act, most states have enacted patient confidentiality laws that protect against the disclosure of confidential medical information, and many states have adopted or are considering further legislation in this area, including privacy safeguards, security standards, and data security breach notification requirements. Such state laws, if more stringent than HIPAA and HITECH Act requirements, are not preempted by the federal requirements, and we must comply with them. For example, the Massachusetts Office of Consumer Affairs and Business Regulations issued final data security regulations, which became effective in March 2010 and establish minimum standards for protecting and storing personal information about Massachusetts residents contained in paper or electronic format.

Government Regulation of Reimbursement

Our clients are subject to regulation by a number of governmental agencies, including those that administer the Medicare and Medicaid programs. Accordingly, our clients are sensitive to legislative and regulatory changes in, and limitations on, the government health care programs and changes in reimbursement policies, processes, and payment rates. During recent years, there have been numerous federal legislative and administrative actions that have affected government programs, including adjustments that have reduced or increased payments to physicians and other health care providers and adjustments that have affected the complexity of our work. It is possible that the federal or state governments will implement future reductions, increases, or changes in reimbursement under government programs that adversely affect our client base or our cost of providing our services.

Fraud and Abuse

A number of federal and state laws, loosely referred to as “fraud and abuse laws,” are used to prosecute health care providers, physicians, and others that make, offer, seek, or receive referrals or payments for products or services that may be paid for through any federal or state health care program and, in some instances, any private program. Given the breadth of these laws and regulations, they are potentially applicable to our business; the transactions that we undertake on behalf of our clients; and the financial arrangements through which we market, sell, and distribute our services. These laws and regulations include:

Anti-Kickback Laws.    There are numerous federal and state laws that govern patient referrals, physician financial relationships, and inducements to health care providers and patients. The federal health care programs’ anti-kickback law prohibits any person or entity from offering, paying, soliciting, or receiving anything of value, directly or indirectly, for the referral of patients covered by Medicare, Medicaid, and other federal health care programs or the leasing, purchasing, ordering, or arranging for or recommending the lease, purchase, or order of any item, good, facility, or service covered by these programs. Courts have construed this anti-kickback law to mean that a financial arrangement may violate this law if any one of the purposes of one of the arrangements is to encourage patient referrals or other federal health care program business, regardless of whether there are other legitimate purposes for the arrangement. There are several limited exclusions known as safe harbors that may protect some arrangements from enforcement penalties. These safe harbors have very limited application. Penalties for federal anti-kickback violations are severe, and include imprisonment, criminal fines, civil money penalties with triple damages, and exclusion from participation in federal health care programs. Many states have similar anti-kickback laws, some of which are not limited to items or services for which payment is made by a government health care program.

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False or Fraudulent Claim Laws.    There are numerous federal and state laws that forbid submission of false information, or the failure to disclose information, in connection with the submission and payment of physician claims for reimbursement. In some cases, these laws also forbid abuse in connection with such submission and payment, for example, by systematic over treatment or duplicate billing for the same services to collect increased or duplicate payments. These laws and regulations may change rapidly, and it is frequently unclear how they apply to our business. For example, one federal false claim law forbids knowing submission to government programs of false claims for reimbursement for medical items or services. Under this law, knowledge may consist of willful ignorance or reckless disregard of falsity. How these concepts apply to services such as ours that rely substantially on automated processes has not been well defined in the regulations or relevant case law. As a result, our errors with respect to the formatting, preparation, or transmission of such claims and any mishandling by us of claims information that is supplied by our clients or other third parties may be determined to, or may be alleged to, involve willful ignorance or reckless disregard of any falsity that is later determined to exist.

In most cases where we are permitted to do so, we charge our clients a percentage of the collections that they receive as a result of our services. To the extent that liability under fraud and abuse laws and regulations requires intent, it may be alleged that this percentage calculation provides us or our employees with incentive to commit or overlook fraud or abuse in connection with submission and payment of reimbursement claims. CMS has stated that it is concerned that percentage-based billing services may encourage billing companies to commit or to overlook fraudulent or abusive practices.

PPACA.    In addition to the provisions relating to health care access and delivery, the Patient Protection and Affordable Care Act made changes to health care fraud and abuse laws. The PPACA expands false claim laws, amends key provisions of other anti-fraud and abuse statutes, provides the government with new enforcement tools and funding for enforcement, and enhances both criminal and administrative penalties for noncompliance. The PPACA may result in increased anti-fraud enforcement activities.

Stark Law and Similar State Laws.    The Ethics in Patient Referrals Act, known as the Stark Law, prohibits certain types of referral arrangements between physicians and health care entities. Physicians are prohibited from referring patients for certain designated health services reimbursed under federally funded programs to entities with which they or their immediate family members have a financial relationship or an ownership interest, unless such referrals fall within a specific exception. Violations of the statute can result in civil monetary penalties and/or exclusion from the Medicare and Medicaid programs. Furthermore, reimbursement claims for care rendered under forbidden referrals may be deemed false or fraudulent, resulting in liability under other fraud and abuse laws.

Laws in many states similarly forbid billing based on referrals between individuals and /or entities that have various financial, ownership, or other business relationships. These laws vary widely from state to state.

Corporate Practice of Medicine Laws, Fee-Splitting Laws, and Anti-Assignment Laws

In many states, there are laws that prohibit non-licensed practitioners from practicing medicine, prevent corporations from being licensed as practitioners, and prohibit licensed medical practitioners from practicing medicine in partnership with non-physicians, such as business corporations. In some states, these prohibitions take the form of laws or regulations forbidding the splitting of physician fees with non-physicians or others. In some cases, these laws have been interpreted to prevent business service providers from charging their physician clients on the basis of a percentage of collections or charges.

There are also federal and state laws that forbid or limit assignment of claims for reimbursement from government-funded programs. Some of these laws limit the manner in which business service companies may handle payments for such claims and prevent such companies from charging their physician clients on the basis of a percentage of collections or charges. In particular, the Medicare program specifically requires that billing agents who receive Medicare payments on behalf of medical care providers must meet the following requirements:

•	the agent must receive the payment under an agreement between the provider and the agent;

•	the agent’s compensation may not be related in any way to the dollar amount billed or collected;

•	the agent’s compensation may not depend upon the actual collection of payment;

•	the agent must act under payment disposition instructions, which the provider may modify or revoke at any time; and

•	in receiving the payment, the agent must act only on behalf of the provider, except insofar as the agent uses part of that payment to compensate the agent for the agent’s billing and collection services.

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Medicaid regulations similarly provide that payments may be received by billing agents in the name of their clients without violating anti-assignment requirements if payment to the agent is related to the cost of the billing service, not related on a percentage basis to the amount billed or collected, and not dependent on collection of payment.

Electronic Prescribing Laws

States have differing prescription format and signature requirements. Many existing laws and regulations, when enacted, did not anticipate the methods of e-commerce now being developed. However, due in part to recent industry initiatives, federal law and the laws of all 50 states now permit the electronic transmission of prescription orders. In addition, on November 7, 2005, the Department of Health and Human Services published its final E-Prescribing and the Prescription Drug Program regulations, referred to below as the E-Prescribing Regulations. These regulations are required by the Medicare Prescription Drug Improvement and Modernization Act of 2003 (“MMA”) and became effective beginning on January 1, 2006. The E-Prescribing Regulations consist of detailed standards and requirements, in addition to the HIPAA standards discussed previously, for prescription and other information transmitted electronically in connection with a drug benefit covered by the MMA’s Prescription Drug Benefit. These standards cover not only transactions between prescribers and dispensers for prescriptions but also electronic eligibility and benefits inquiries and drug formulary and benefit coverage information. The standards apply to prescription drug plans participating in the MMA’s Prescription Drug Benefit. Aspects of our services are affected by such regulation, as our clients need to comply with these requirements.

Anti-Tampering Laws

For certain prescriptions that cannot or may not be transmitted electronically from physician to pharmacy, both federal and state laws require that the written forms used exhibit anti-tampering features. For example, the U.S. Troop Readiness, Veterans’ Care, Katrina Recovery, and Iraq Accountability Appropriations Act of 2007 has since April 2008 required that most prescriptions covered by Medicaid must demonstrate security features that prevent copying, erasing, or counterfeiting of the written form. Because our clients will, on occasion, need to use printed forms, we must take these laws into consideration.

Electronic Health Records Certification Requirements

The HITECH Act directs the Office of the National Coordinator for Health Information Technology, or ONCHIT, to support and promote meaningful use of certified EHR technology nationwide through the adoption of standards, implementation specifications, and certification criteria as well as the establishment of certification programs for EHR technology. In January 2011, HHS issued a final rule to establish a permanent certification program for EHR technology, including how organizations can become ONC-Authorized Testing and Certification Bodies (ONC-ATCBs). ONC-ATCBs are required to test and certify that EHR technology is compliant with the standards, implementation specifications, and certification criteria adopted by the Secretary and meet the definition of “certified EHR technology.” In July 2010, the Secretary published the final rule that adopted standards, implementation specifications, and certification criteria for EHR technology. While we believe our system is well designed in terms of function and interoperability, we cannot be certain that it will meet future requirements.

United States Food and Drug Administration

The U.S. Food and Drug Administration (“FDA”) has promulgated a draft policy for the regulation of computer software products as medical devices and a proposed rule for reclassification of medical device data systems under the Federal Food, Drug and Cosmetic Act, as amended, or FDCA. The FDA has stated that health information technology software is a medical device under the FDCA, and we expect that the FDA is likely to become increasingly active in regulating computer software intended for use in health care settings regardless of whether the draft policy or proposed rule is finalized or changed. We anticipate additional guidance on this subject by early 2014, in the form of a report to be issued by the FDA, ONCHIT, and the Federal Communications Commission. This report would propose a regulatory framework for health information technology that promotes innovation, protects patient safety, and avoids regulatory duplication.

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If our computer software functionality is considered a medical device under the FDCA, we could be subject to additional regulatory requirements. Under the FDCA, medical devices include any instrument, apparatus, machine, contrivance, or other similar or related article that is intended for use in the diagnosis of disease or other conditions or in the cure, mitigation, treatment, or prevention of disease. FDA regulations govern, among other things, product development, testing, manufacture, packaging, labeling, storage, clearance or approval, advertising and promotion, sales and distribution, and import and export. FDA requirements with respect to devices that are determined to pose lesser risk to the public include:

•	establishment registration and device listing with the FDA;

•	the Quality System Regulation, or QSR, which requires manufacturers, including third-party or contract manufacturers, to follow stringent design, testing, control, documentation, and other quality assurance procedures during all aspects of manufacturing;

•	labeling regulations and FDA prohibitions against the advertising and promotion of products for uncleared, unapproved off-label uses and other requirements related to advertising and promotional activities;

•	medical device reporting regulations, which require that manufacturers report to the FDA if their device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if the malfunction were to recur;

•	corrections and removal reporting regulations, which require that manufacturers report to the FDA any field corrections and product recalls or removals if undertaken to reduce a risk to health posed by the device or to remedy a violation of the FDCA that may present a risk to health; and

•	post-market surveillance regulations, which apply when necessary to protect the public health or to provide additional safety and effectiveness data for the device.

Non-compliance with applicable FDA requirements can result in, among other things, public warning letters, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, failure of the FDA to grant marketing approvals, withdrawal of marketing approvals, a recommendation by the FDA to disallow us from entering into government contracts, and criminal prosecutions. The FDA also has the authority to request repair, replacement, or refund of the cost of any device.

Intellectual Property

We may rely on a combination of patent, trademark, copyright, and trade secret laws in the United States as well as confidentiality procedures and contractual provisions to protect our proprietary technology, databases, and our brand. Despite these reliances, we believe the following factors are more essential to establishing and maintaining a competitive advantage:

•	the statistical and technological skills of our service operations and research and development teams;

•	the health care domain expertise and payer rules knowledge of our service operations and research and development teams;

•	the real-time connectivity of our service offerings;

•	the continued expansion of our proprietary Rules Engine; and

•	a continued focus on the improved financial results of our clients.

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We have a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. Our employee agreements also require relevant employees to assign to us all rights to any inventions made or conceived during their employment with us. In addition, we have a policy of requiring individuals and entities with which we discuss potential business relationships to sign non-disclosure agreements. Our agreements with clients include confidentiality and non-disclosure provisions.

Seasonality

There is moderate seasonality in the activity level of medical practices. Typically, discretionary use of physician services declines in the late summer and during the holiday season, which leads to a decline in collections by our physician clients about 30 to 50 days later. In addition, as further explained in “Risk Factors,” our revenues and operating results may fluctuate from quarter to quarter depending on a host of factors including, but not limited to, the severity, length, and timing of seasonal and pandemic illness.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to temporary employee staffing business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We accrue for contingent liabilities when it is probable that a liability has been incurred and the amount can be reasonably estimated. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

Employees

As of December 31, 2017, we had four employees, including officers and directors. We believe that we have been successful in attracting experienced and capable personnel. All of our employees have entered into agreements with us requiring them not to compete or disclose our proprietary information. Our employees are not represented by any labor union. We believe that relations with our employees are excellent. Usually the number of total employees and number of full-time employees will vary.

Description of Property

Our property has of three houses encompassing approximately 5,000 square feet of heated living area, an equipment barn of 2,000 square feet, a storage building 1,000 square feet, a three bay carport with attached storage area. an outdoor summer kitchen, a covered patio with sinks and power for hunting/skeet outings, a 60-acre spring fed lake with duck blinds and dock area, approximately 120 acres of improved farmland (leased).

The improved fields have water pipe stands adjacent to fields for irrigation. The remainder of the property is planted with pines. The Georgia Wildlife Division indicates that there are over two million fish in the lake. The property also has one deep well with a 35 hp diesel pump. There are two other wells on the property. This property is subject to the debt of approximately $2,457,000.

Our equipment consists of a large John Deere tractor with attachments for farming and a mobile rotary sprinkler system.

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MANAGEMENT

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The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of December 31, 2017:

Name and Principal Position	Age	Term of Office	Approximate hours per week for part-time employees

Scott Miller, COO, Director	54	Since February 2014	Full time

Ormand Hunter. President, Treasurer, Director	61	Since March 2013	Full time

Gerald Barber, Chief Executive Officer and Director	71	Since July 2017	Full time

David Bosko, Chief Financial Officer and Director	62	Since July 2017	Full time

Scott Miller – COO, Director

Formerly Mr. Miller was President of Sales and Contracting for seven years for General Asset Recovery of Chicago, Illinois. There he took sales from $200,000 a year to over $40 million. He contracted the largest hospital group in the US ( HCA ) and closed 135 hospitals across United States. He sold the company to Neoforma.Com and transitioned to Senior Management.

At Neoforma.Com of San Jose, California, he was President of Business Development and a Member of the Leadership Council for seven years. Mr. Miller headed the IPO effort for the company, raising $150 million. He continued the GAR service line, closed another 30 hospitals, and contracted 800 hospitals to use services. He also signed the first partnership deal with the VHA for online purchasing for purchasing groups.

At Med One Source of Cleveland, Ohio, Mr. Miller was President of the Service Arm for nine years. He sold auction division from Neoforma to Med One Source, closed an additional 60 hospitals, and contracted an additional 900 hospitals. He achieved million dollar revenue growth in each of his nine years with the company. Mr. Miller signed a long term agreement for consulting with HCA, Catholic Health Care, Duke University, Baptist, Mayo Clinic, Umass Healthcare, University California, and Baylor University.

Ormand Hunter, Jr. - President, Treasurer, Director

Mr. Hunter currently serves as President and Treasurer of the Company. Mr. Hunter has been a serial entrepreneur since 1978, specializing in real estate projects. Mr. Hunter started had has run a building and design firm spanning from January of 1978 to the present. He has developed mixed-use, commercial and residential real estate development projects in Georgia and Florida, as well as acting as builder for 48 retail projects. Mr. Hunter has designed and built $50 million of design/build projects built in place. He is a CADD Specialist and experienced in innovative sustainable product design. As a developer, he is adept at feasibility studies and market analysis, land acquisition and development services, and completing project design and execution.

Mr. Hunter is a Certified Building Contractor in State of Florida. He has studied architecture at the College of Design, Construction, and Planning, University of Florida, and is proficient as a SoftPlan Designer. He was a featured speaker at the IBC in utilization of SoftPlan as a medium for Light Commercial design and multi-family design concepts.

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Gerald Barber - Chief Executive Officer and Director

In July of 2017, the issuer signed Gerald "Jerry" Barber as GlobalTech's new CEO. Mr. Barber has over 30 years of executive management experience, serving as President and CEO of both privately held and large publicly traded companies, including Safeway Stores, Nash Finch, Eagle Food Centers, and Associated Wholesale Grocers. Mr. Barber was responsible for all operating, marketing and financing activities. Mr. Barber had direct management of operations with annual sales in excess of $1.5 billion. Mr. Barber brings an extensive background in executive-level management in strategic planning, business turnarounds, retailing, warehousing, manufacturing, restaurant, call-centers and new product distribution. Mr. Barbers expertise and management style lead his teams to consistently exceed sales goals and company performance expectations. Since 2006, President/CEO of Paladin International LLC Consulting.

David Bosko – Chief Financial Officer and Director

In July of 2017, the issuer signed David Bosko as GlobalTech's new CFO. Mr. Bosko brings over 30 years of experience to GlobalTech's Chief Financial Officer position. He was a CFO for Adeptive Solutions from 2008 - 2012 and Senior Auditor with Touché Ross & Company from 1978 to 1982. From 2002-2007, Mr. Bosko was the Budget Director for Blair Corporation, a $500 million publicly traded mail order company.  Prior to Blair, Mr. Bosko held executive financial positions for various small and medium sized companies in the process of start-up or reorganization.

None of our officers or directors in the last five years has been the subject of any  conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses), the entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred,  suspended or otherwise limited such person’s involvement in any type of business, securities,  commodities, or banking activities; a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or the entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

There are no family relationships among and between our directors, officers, persons nominated or chosen by the Company to become directors or officers, or beneficial owners of more than five percent (5%) of the any class of the Company’s equity securities.

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EXECUTIVE COMPENSATION

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Employment Agreements

Mr. Miller and Mr. Hunter have entered into an employment agreement with the Company for a term of five years. Pursuant to this employment agreement, they have agreed to devote a substantial portion of their business and professional time and efforts to our business. The employment agreement provides that each employee shall receive a salary determined by the Board of Directors commensurate with the development of the Company. He may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by the Company of our business plan and achievement by the employee of fixed personal performance objectives.

On March 1, 2014, Mr. Miller agreed to serve as Chief Operating Officer of the Company, for compensation of $33,334 per month, in addition to quarterly bonuses of $40,000 dollars, and an executive insurance package with delineated stock options as determined by the Board of Directors and agreed to by the Company's Chief Executive Officer. Mr. Miller agreed to defray his compensation for a period of time not to exceed one year as not to over burden the financial condition of the company. Upon the termination of employment, initiated by COO or Company, without cause, the COO shall receive the following executive level insurance package paid for by Company for a period of one year from termination and a one time cash payment of $500,000. In May 2017. Mr. Miller agreed to accept 258,002,616 shares of the Company's common stock in lieu of all monies due from the Company for compensation. The Company issued these shares from its treasury stock.

Mr. Hunter signed a compensation agreement with the Company in February 2013. His initial compensation was $5,500 per month for until the company commenced operations, at which time it would increase to $10,000 per month with quarterly bonuses of $30,000. Mr. Hunter agreed to defer this compensation for one year. Subsequently, his compensation accrued at the rate of $10,000 per month. In May 2017. Mr. Hunter agreed to accept 151,387,994 shares of the Company's common stock in lieu of all monies due from the Company for compensation. The Company issued these shares from its treasury stock.

Mr. Gerald Barber has entered into an employment agreement providing that he shall receive a base salary of $400,000 per year, to be paid monthly. Provided, however, that payment of such compensation may be deferred, in whole or in part, by the Company if in the sole discretion of the Board such payment would unreasonably impact the solvency and cash flow of the Company. He also is eligible to receive a cash bonus of up to $200,000 per calendar quarter under the Company's annual Bonus Plan for Executive Officers. Performance standards under such Plan shall be set by the disinterested directors of the Company through negotiation with the Employee. Provided, however, that payment of such bonus compensation may be deferred, in whole or in part, by the Company if in the sole discretion of the Board such payment would unreasonably impact the solvency and cash flow of the Company. Under the Management Stock Bonus Plan, Mr. Barber has been awarded 20,000,000 shares of our Common Stock. These shares vest over a three year period starting July 11, 2017.

Mr. David Bosko has signed an employment agreement provided that he shall receive a base salary of $200,000 per year, to be paid monthly. Provided, however, that payment of such compensation may be deferred, in whole or in part, by the Company if in the sole discretion of the Board such payment would unreasonably impact the solvency and cash flow of the Company. He also is eligible to receive a cash bonus of up to $200,000 per calendar quarter under the Company's Annual Bonus Performance Plan for Executive Officers. Performance standards under such Plan shall be set by the disinterested directors of the Company through negotiation with the Employee. Provided, however, that payment of such bonus compensation may be deferred, in whole or in part, by the Company if in the sole discretion of the Board such payment would unreasonably impact the solvency and cash flow of the Company. Under the Management Stock Bonus Plan, Mr. Bosko has been awarded 15,000,000 shares of our Common Stock. These shares vest over a three year period starting July 11, 2017.

The following table represents information regarding the total compensation our officers and directors of the Company as of December 31, 2017:

	Cash Compensation	Annual Bonus Available	Other Compensation	Total Compensation
Name and Principal Position
Scott Miller, COO and Chairman of the Board	$400,000	$0	$18,000	$418,000
Ormand Hunter, Leadership Council Director and Director	$120,000	$0	$18,000	$138,000
Gerald Barber, CEO and Director	$200,000	$0	$9,000	$209,000
David Bosko, CFO and Director	$100,000	$0	$9,000	$109,000

TOTAL	$820,000	$0	$54,000	$874,000

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years other than as follows:

The Company transferred treasury stock to Mr. Miller and Mr. Hunter in exchange for all amounts due from the Company as compensation. See “EXECUTIVE COMPENSATION.”

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Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors

Stock Options

The Company's stockholders have approved a 2017 Stock Option Plan, as previously adopted by our Board of Directors (the "Plan"). Under this Plan, our officers, directors, and/or key employees and/or consultants can receive incentive stock options and non-qualified stock options to purchase shares of our Common Stock. To date, no options have been issued.

With respect to incentive stock options, the Plan provides that the exercise price of each such option must be at least equal to 100% of the fair market value of the Common Stock on the date that such option is granted. The Plan requires that all such options have an expiration date not later than that date which is one day before the tenth anniversary of the date of the grant of such options (or the fifth anniversary of the date of grant in the case of 10% stockholders). However, with certain limited exceptions, in the event that the option holder ceases to be associated with the Company, or engages in or is involved with any business similar to ours, such option holder's incentive options immediately terminate.

Pursuant to the provisions of the Plan, the aggregate fair market value, determined as of the date(s) of grant, for which incentive stock options are first exercisable by an option holder during any one calendar year cannot exceed $100,000. No such options have yet been issued.

Bonus Plan for Executive Officers

The Company's Board of Directors has established an annual Bonus Plan for Executive Officers (the “Bonus Plan.”) Under the Bonus Plan, a Committee of the Board of Directors sets performance targets for key employees who are or may become executive officers. Such executives are eligible for a bonus only if they meet the performance standards set in advance by the Committee. Aggregate bonuses may not exceed ten percent of income before taxes and bonuses may not exceed $1 million per employee.

Management Stock Bonus Plan

The Plan provides that the Company shall establish a reserve of shares of Common Stock to be awarded to eligible salaried officers and directors. The Management Stock Bonus Plan Committee, composed of not less than three members, administers the Plan. The Board of Directors must review actions of the Committee. The Plan awards restricted stock to key executives. During the restricted period, the owner of the stock may not transfer the stock without first offering the Company the opportunity to buy back the stock at its issue price. In the first year of the restriction period, the Company has the right to buy back all of the awarded stock. In the second year, the Company has the right to buy back 75% of the awarded stock. After two years and until the end of the restriction period, a maximum of three years, the Company has the right to buy back 50% of the awarded stock.

Under the Management Stock Bonus Plan, Mr. Barber has been awarded 20,000,000 shares of our Common Stock in compliance with his revised Employment Agreement (Amended in 4th Qtr) and Mr. Bosko has been Awarded 15,000,000 shares of our Common Stock. These shares vest over a three year period starting July 11, 2017.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors, executive officers and other key employees. The indemnification agreements and our amended and restated By-Laws will require us to indemnify our directors to the fullest extent permitted by Wyoming law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the Securities Act), may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Review, Approval or Ratification of Transactions with Related Parties

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there are transactions involving the issuer, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the issuer’s total assets at year-end for its last three fiscal years, except compensation awarded to executives.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

Employment Agreements

Our officers and directors have entered into employment agreements with the Company for a term of five years. Pursuant to this employment agreement, they has agreed to devote a substantial portion of his business and professional time and efforts to our business. The employment agreement provides that each employee shall receive a salary determined by the Board of Directors commensurate with the development of the Company. He may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by the Company of our business plan and achievement by the employee of fixed personal performance objectives.

The employment agreements also contain covenants (a) restricting the executive from engaging in any activities competitive with our business during the terms of such employment agreements and one year thereafter, and (b) prohibiting the executive from disclosure of confidential information regarding the Company at any time.

The Company's directors are elected by shareholders at each annual meeting or, in the event of a vacancy, appointed by the Board of Directors then in office to serve until the next annual meeting or until their successors are duly elected and qualified. The Company's executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors.

Legal/Disciplinary History

None of GlobalTech Holdings, Inc.’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None of GlobalTech Holdings, Inc.’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None of GlobalTech Holdings, Inc.’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

None of GlobalTech Holdings, Inc.’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

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Board Composition

Our board of directors currently consists of four members. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provides risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to one year from the date of this Offering's qualification, we will be adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

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PRINCIPAL STOCKHOLDERS

______

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of December 31, 2017 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock. The percentage of beneficial ownership in the table below is based on 487,793,986 shares of common stock deemed to be outstanding as of December 31, 2017.

The following table gives information on ownership of our securities as of December 31, 2017. The following lists ownership of our Common Stock and Preferred Stock by each person known by us to be the beneficial owner of over 5% of the outstanding Common and Preferred Stock, and by our officers and directors:

Name	Address	Shareholdings	Percentage of Class Outstanding (1)	Percentage of Class Assuming All Shares offered are Sold (2)
Scott Miller	P. O. Box 6632 Thomasville, GA 31758	230,502,616	47.2	45.6
Ormand Hunter	P. O. Box 6632 Thomasville, GA 31758	120,887,994	24.8	24.0
Gerald Barber	P. O. Box 6632 Thomasville, GA 31758	20,000,000	4.1	4.0
David Bosko	P. O. Box 6632 Thomasville, GA 31758	15,000,000	3.1	3.0

Total owned by officers and directors		386,390,610	79.2	76.5

(1) Based on a total of 487,793,986 shares outstanding as of December 31, 2017.

(2) Assumes all shares offered are sold.

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DESCRIPTION OF SECURITIES

______

The Common Stock

We are authorized to issue 20,000,000,000 shares of Common Stock, $0.0001 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and any amounts payable to senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering and conversion of any Preferred Stock, are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so, and in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

The Company has never paid any dividends to shareholders of our Common Stock. The declaration in the future of any cash or stock dividends will depend upon our capital requirements and financial position, general economic conditions, and other pertinent factors. We presently intend not to pay any cash or stock dividends in the foreseeable future. Management intends to reinvest earnings, if any, in the development and expansion of our business. No dividend may be paid on the Common Stock until all Preferred Stock dividends are paid in full.

Preferred Stock

We are authorized by our Articles of Incorporation to issue a maximum of 1,000,000,000 shares of Preferred Stock. This Preferred Stock may be in one or more series and containing such rights, privileges and limitations, including voting rights, conversion privileges and/or redemption rights, as may, from time to time, be determined by our Board of Directors. Preferred stock may be issued in the future in connection with acquisitions, financings or such other matters as the Board of Directors deems to be appropriate. In the event that any such shares of Preferred Stock shall be issued, a Certificate of Designation, setting forth the series of such Preferred Stock and the relative rights, privileges and limitations with respect thereto, shall be filed. The effect of such Preferred Stock is that our Board of Directors alone, within the bounds and subject to the federal securities laws and the Wyoming Law, may be able to authorize the issuance of Preferred Stock which could have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and might adversely affect the voting and other rights of holders of Common Stock. The issuance of Preferred Stock with voting and conversion rights also may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others. To date, no such Preferred Stock has been issued.

Certain Provisions

Certain provisions of our Articles of Incorporation and By-Laws may make it more difficult and time-consuming to acquire the Company, thereby reducing our vulnerability to an unsolicited proposal for our takeover. These provisions are outlined below.

Our Articles also contain restrictions regarding certain mergers, consolidations, asset sales and other "Business Combinations." "Business Combinations" are defined in the Articles of Incorporation. The above provisions could have the effect of depriving shareholders of any opportunity to sell their shares at a premium over prevailing market prices because takeovers frequently involve purchases of stock directly from shareholders at such a premium price. Further, to the extent these provisions make it less likely that a takeover attempt opposed by our incumbent Board of Directors and management will succeed, the effect could be to assist the Board of Directors and management in retaining their existing positions. In addition, our Articles also provide that the provisions outlined herein cannot be amended, altered, repealed, or replaced without a "super-majority" vote or the approval of a Majority of Continuing Directors.

Among other provisions that might make it more difficult to acquire us, we have adopted the following:

Staggered Board. Our Board of Directors has been divided into three classes of directors. The term of one class will expire each year. Directors for each class will be chosen for a three-year term upon the expiration of such class’s term, and the directors in the other two classes will continue in office. The staggered terms for directors may affect the stockholders’ ability to change control of the Company even if a change in control were in the stockholders’ interest.

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Preferred Stock. Our charter authorizes the Board of Directors to issue up to 1,000,000,000 shares of Preferred Stock and to establish the preferences and rights (including the right to vote and the right to convert into shares of Common Stock) of any shares issued. The power to issue Preferred Stock could have the effect of delaying or preventing a change in control of the Company even if a change in control were in the stockholders’ interest.

Our Articles also authorize the Board of Directors to oppose a tender offer on the basis of factors other than economic benefit to our shareholders. Among the factors that may be considered are the impact our acquisition would have on the community, the effect of the acquisition upon our employees and the reputation and business practices of the tender offeror.

Our Articles of Incorporation also contain restrictions regarding certain merger, consolidations, asset sales and other "Business Combinations" involving the Company or its subsidiaries. Business Combinations are defined in the Articles as (a) any merger or consolidation by us with an Interested Stockholder, (defined as a holder of at least 10% of our voting stock with certain exceptions), or (b) any sale, lease or similar disposition to an Interested Stockholder of any of our assets constituting at least 5% of our total assets, or (c) the issuance or transfer by the Company of any of our stock to an Interested Stockholder in return for cash or other property, being at least 5% of our total assets, or (d) adoption of any plan to dissolve or liquidate the Company proposed by an Interested Stockholder, or (e) any reclassification of stock or recapitalization of the Company or merger whereby the percentage of outstanding shares of any Interested Stockholder is increased.

Business Combinations with an interested Stockholder must be approved by the holders of 80% of the voting power of our outstanding shares, unless (a) the Business Combination is approved in advance by those persons then on the Board of Directors who were directors immediately prior to the time the Interested Stockholder (or certain of its predecessors) first became an Interested Stockholder and who would have constituted a majority of the Board at that time (a "Majority of the Continuing Directors"), or (b) certain minimum "fair price" requirements are met. In evaluating a Business Combination, the Board of Directors may consider the financial aspects of the offer, the long-term interests of our shareholders, past and present market values of the shares, our prospects, the prospect of obtaining a better offer, the impact, if the offer is partial or two-tier, on the remaining shareholders and our future (especially with regard to the background of the offeror), the value of non-cash consideration, legal matters, the effect of the transaction on our customers and local community interests.

The above provisions could have the effect of depriving shareholders of any opportunity to sell their shares at a premium over prevailing market prices because takeovers frequently involve purchases of stock directly from shareholders at such a premium price. Further, to the extent these provisions make it less likely that a takeover attempt opposed by our incumbent Board of Directors and management will succeed, the effect could be to assist the Board of Directors and management in retaining their existing positions. In addition, our Articles of Incorporation also provide that the provisions outlined herein cannot be amended, altered, repealed, or replaced without the "super-majority" vote described above or the approval of a Majority of the Continuing Directors as defined above.

DIVIDEND POLICY

______

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

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SECURITIES OFFERED

______

Current Offering

GlobalTech Holdings, Inc. (“GlobalTech Holdings, Inc.,” “We,” or the “Company”) is offering up to $20,000,000 total of Securities, consisting of Common Stock, $0.0001 par value (the “Common Stock” or collectively the “Securities”).

The Common Stock

We are authorized to issue 20,000,000,000 shares of Common Stock, $0.0001 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so. In that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Transfer Agent

Our transfer agent is Pacific Stock Transfer Company, 4045 South Spencer Street, Suite 403, Las Vegas, NV 89119, Phone Number (702) 361-3033. The transfer agent is registered under the Exchange Act.

Preferred Stock

We have not issued any preferred stock.

Selling Shareholder

Selling Shareholder	Number of Shares Owned	Shares Offered	Shares to be Owned After This Offering	Percent of Pre-0ffering Outstanding Shares
Robert Thomas III	2,542,500	2,542,500	-0-	0.52%

Mr. Thomas acquired his stock in connection with the Company's acquisition of Live Oak Pond Farm, see “Discontinued Operations.

SHARES ELIGIBLE FOR FUTURE SALE

_____

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

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Upon completion of this Offering, assuming the maximum amount of shares of Common Stock offered in this Offering are sold, there will be 507,793,986 shares of our Common Stock outstanding.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or

•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

LEGAL MATTERS

_____

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by John E. Lux, Esq. of Washington, D.C. Mr. Lux owns 20,500,000 shares of our Common Stock.

EXPERTS

______

The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been prepared by management and have not been reviewed by an independent accountant.

WHERE YOU CAN FIND MORE INFORMATION

______

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

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FINANCIAL STATEMENTS

GLOBALTECH HOLDINGS, INC.

DECEMBER 31, 2017 AND 2016

(UNAUDITED)

F-1

GLOBALTECH HOLDINGS, INC.

Consolidated Balance Sheet

December 31, 2017 and 2016

(Unaudited)

	2017	2016
ASSETS
Current Assets
Cash and cash equivalents	$24	$75
Accounts receivable	154,296	–
Total Current Assets	154,320	75

Property, plant and equipment (Note H)	3,485,575	3,584,988
Other Assets	–	2,411,673
Total Fixed Assets	3,485,575	6,079,197

TOTAL ASSETS	$3,639,895	$5,996,736

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$–	$–
Due to officers and directors	880,624	1,657,900
Total Current Liabilities	880,624	1,657,900

Long Term Debt (Note F)	2,542,500	2,542,500

TOTAL LIABILITIES	3,423,124	4,200,400

SHAREHOLDERS’ EQUITY (Note E)
Common stock, $0.0001 par value, 700,000,000 shares authorized, 487,793,986 and 438,822,867 shares issued and outstanding at December 31, 2017 and 2016, respectively	48,779	43,882
Additional paid-in capital	2,978,873	3,692,243
Accumulated deficit	(2,810,882)	(1,939,789)
Total Stockholders’ Equity	216,770	1,796,336

LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,639,895	$5,996,736

See Notes to Financial Statements

F-2

GLOBALTECH HOLDINGS, INC.

Consolidated Statement of Operations

Years ended December 31, 2017 and 2016

(Unaudited)

	2017	2016
Revenue	$223,914	$10,000

Operating Expenses:
General, selling and administrative expenses	1,012,470	529,925
Depreciation	82,536	82,536
Total Operating Expenses	1,095,006	612,461

Income/(Loss) from Operations	(871,093)	(602,461)

Income Tax Expense	–	–

Net Income	$(871,093)	$(602,461)

Basic earnings/(loss) per common shares	$(0.00)	$(0.00)

Weighted average number of common shares outstanding	464,103,814	438,822,857

See Notes to Financial Statements

F-3

GLOBALTECH HOLDINGS, INC.

Statement of Changes in Stockholders’ Equity

Years ended December 31, 2017 and 2016

(Unaudited)

	Common Shares	Common Stock	Additional Paid In Capital	Retained Earnings (Deficit)

Balance December 31, 2015	438,822,867	$43,882	$108,432	$(1,337,328)
Restatement of prior period			3,583,811
Loss for the year ended December 31, 2015				(602,461)

Balance December 31, 2016	438,822,867	$43,882	$3,692,243	$(1,939,789)

Reduction in additional paid in capital			(760,973)
Changes in share capital	48,971,119	4,855	47,645
Loss for the year ended December 31, 2017				(871,093)

Balance December 31, 2017	487,793,986	$48,737	$2,978,915	$(2,810,882)

See Notes to Financial Statements

F-4

GLOBALTECH HOLDINGS, INC.

Consolidated Statement of Cash Flows

Years ended December 31, 2017 and 2016

(Unaudited)

	2017	2016
Cash flows from operating activities:
Net Income (Loss)	$(871,093)	$(602,461)
Adjustments to reconcile net income(loss) to net Cash provided by/(used in) operating activities:
Depreciation and amortization	82,536	82,536

Increase (Decrease) in working capital:
Accounts receivable	(154,296)	–
Due to officers and directors	(777,275)	519,500
Net cash provided by (used in) operating activities	(1,720,128)	(425)

Cash flow from investing activities:
Disposal of other assets	2,428,550	–
Net cash provided by (used in) investing activities	2,428,550	–

Cash flows From financing activities
Proceeds from issuance of common stock	52,500	–
Reduction in additional paid in capital	(760,973)	–
Net cash provided by (used in) financing activities	(708,473)	–

Net Increase (decrease) in cash and cash equivalents	(51)	–
Cash and cash equivalents -beginning of period	$75	$500
Cash and cash equivalents - end of period	$24	$75

See Notes to Financial Statements

F-5

GLOBALTECH HOLDINGS, INC.

Notes to Financial Statements

Summary of Significant Accounting Policies and Organization

Note A: Organization and Nature of Business

GlobalTech Holdings, Inc. (“GLBH”) is a management and holding company for real and intellectual properties. The Issuers strategy for growth is thru acquisitions and Joint Venture relationships, capturing market share and adding value with marketing and management services to our JV relationships. To that end, GLBH's market is not regionally restricted, with plans to market worldwide, the service offerings as indicated on our website, per geographical need.

The Company, formerly Laketown Leasing Corporation, was incorporated in the State of Nevada on February 13, 1995. On October 21, 1996, the Company changed its name to Admor Memory Corp. (“Admor”). On December 11, 2003, the Company changed its name to Atlas Resources, Inc. (“Atlas”). On December 24, 2003, the Company underwent a name and symbol change from Admor Memory Corp. (AMRS) to Atlas Holdings, Inc. (ASRS). On June 21, 2007, the Company filed with the SEC a Form 15, in order to cease filing SEC reports. (This Form 15 appears to have been mistakenly linked by the Edgar filer at the time to the Commission File Number (000-15117) of a Company with a similar name, “Admar Group” rather than the CIK number of Admor Memory Corp. (Since the last Annual Report, the Company has been in contact with the SEC and FINRA and has corrected this 2007 mistake, thus linking the Company to its proper CIK (0000943770) which was originally assigned to Laketown Leasing Corporation, in 1995. The proper SEC filings, which show three Regulation D filings, are now shown here: http:/ /www.otcmarkets.com/stock/GLBHD/filings.

On July 12, 2007, the Company, then known as Atlas, changed its name to GlobalTech Holdings, Inc. (GLBH).

On August 10, 2012, was granted an Application by Ricochet Trading, Inc. for Appointment as Custodian of GlobalTech Holdings, Inc. pursuant to Nevada Revised Statutes 78.347 by the District Court of Clark County, Nevada. Mr. Wheeler was appointed a Director of the Company at this time.

On September 11, 2012, the Company’s Director, Warren Wheeler, filed a Certificate of Amendment and Amended and Restated Articles of Incorporation which changed the par value of the Company’s common stock to $0.0001. In this document, the Company’s name was incorrectly listed as GlobalTech Holding, Inc., without the “s.”

On February 5, 2013, the Company began filing Annual and Annual Financial Reports and Disclosure Statements on OTCMarkets.com pursuant to the Alternative Reporting Standard. On February 12, 2013, Warren Wheeler resigned as Director and CEO of the Company, and the Company’s current Officer and Director, Ormand Hunter, was appointed as President, CEO and Director.

On February 13, 2013, the Company filed a Certificate of Change in which the name was again shown properly as GlobalTech Holdings, Inc. and the authorized shares of common stock were increased to 685,000,000 shares, par value $0.0001.

On October 30,2014, the Company filed a Certificate of Change in which the name was again shown properly as GlobalTech Holdings, Inc. and the authorized shares of common stock were increased to 700,000,000 shares, par value $0.0001.

On June 20, 2016, the Company moved its corporate domicile to Wyoming.

F-6

Going Concern

As shown in the accompanying financial statements, the Company incurred losses from operations resulting in 2016 and 2017. As of December 31, 2017, the Company’s current liabilities exceeded its liquid current assets and the Company has notes that are due and is unable to pay. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company will require substantial additional funding for continuing expansion and to implement its business plans. There is no assurance that the Company will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to the Company. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Note B: Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets, liabilities, and revenues and expenses, as well as certain financial statements and disclosures. While management believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results differ from those estimates.

Note C: Cash and Cash Equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

Note D: Accounts Receivable

Accounts receivable are carried at the original invoiced amount less an allowance for doubtful accounts based on the probability of future collection. Management reviews accounts receivable on a periodic basis to determine if any receivables will potentially be uncollectible. The Company reserves for receivables that are determined to be uncollectible, if any, in its allowance for doubtful accounts. After the Company has exhausted all collection efforts, the outstanding receivable is written off against the allowance.

As of December 31, 2017, the Issuer, being a 33% owner of NYX Health, LLC, was selling the services of NYX. The Issuer's relationship with NYX was recently terminated, in relation to new clients for NYX service offerings as NYX had reached capacity to its band width to supply services. The accounts enlisted by GLBH representatives for NYX are still under contract with GLBH receiving the revenue streams related thereto. The Issuer intends to also develop similar service offerings under a DBA entitled “Med XS Recovery”, for its own accounts. As NYX has not provided an accounting of these entities or amounts due to the Issuer, the Issuer is unable to report such amounts at the present time.

Allowance for Doubtful Accounts

We generate the majority of our revenues and corresponding accounts receivable from the sales of software products. We evaluate the collectability of our accounts receivable considering a combination of factors. In circumstances where we are aware of a specific customer’s inability to meet its financial obligations to us, we record a specific reserve for bad debts against amounts due in order to reduce the net recognized receivable to the amount we reasonably believe will be collected. For all other customers, we recognize reserves for bad debts based on past write-off experience and the length of time the receivables are past due.

The receivables given are receivables for past services for which invoices have been submitted but payments have not been received. The Company has referred these amounts to collection. Some amounts may be reduced or increased once settlements reached.

F-7

Note E: Stock Issuance

In September 2013, the Issuer entered into an agreement with Scott Miller to purchase 28 Gauge Properties, including the mining operation lease and 140 acres in exchange for 410,000,000 of the Issuer's stock issued to Langmere, LLC. This transaction was cancelled by the Issuer on December 26, 2016 and the stock was returned to the Issuer and held as treasury stock by the Issuer.

On March 1, 2014, Scott Miller agreed to serve as Chief Operating Officer of the Issuer, for compensation of $33,334 per month, in addition to quarterly bonuses of $40,000 dollars, and an executive insurance package with delineated stock options as determined by the Board of Directors and agreed to by the Issuer's Chief Executive Officer.

Mr. Miller agreed to defray his compensation for a period of time not to exceed one year as not to over burden the financial condition of the company. Upon the termination of employment, initiated by COO or Issuer, without cause, the COO shall receive the following executive level insurance package paid for by Issuer for a period of one year from termination and a onetime cash payment of $500,000. In May 2017, Mr. Miller agreed to accept 258,002,616 shares of the Issuer's common stock in lieu of all monies due from the Issuer for compensation. The Issuer issued these shares from its treasury stock.

Mr. Ormand Hunter, CEO, signed a compensation agreement with the Issuer in February 2013. His initial compensation was $5,500 per month until the company commenced operations, at which time it would increase to $10,000 per month with quarterly bonuses of $30,000. Mr. Hunter agreed to defer this compensation for one year. Subsequently, his compensation accrued at the rate of $10,000 per month. Mr. Hunter agreed to accept 151,387,994 shares of the Issuer's common stock in lieu of all monies due from the Issuer for compensation. The Issuer issued these shares from its treasury stock.

The Issuer has garnered early stage investors in the third and fourth quarters of 2017. In response, the company issued to these investors 1,500,000 shares of common stock.

On December 14th, 2017, the Company accepted the return of 39,580,000 shares of its common stock from majority shareholders, Scott Miller and Ormand Hunter, (23,395,000 and 16,185,000, respectively). Of these shares, 10,170,000 shares of common stock will be issued to Robert Thomas, III. Additionally, the Company issued 20,000,000 shares of its Common Stock to Gerald Barber in response to his Employment Agreement, approved in the third quarter and modified in the fourth quarter. The above changes are reflected in the attached financials for 2017.

Note F: Due to Shareholder

In 2013, the Company acquired Whispering Pines, Inc. for 20,887,500 shares in addition to a subsequent promissory note for $2,542,500, dated February 1, 2015. This note will be satisfied upon the Shareholders/Lender ability to sell these shares for more than $3,900,000. The Company returned the Whispering Pines corporation minus the Live Oak Pond Farm property, on May 1st, 2015.

Subsequent Event

In January 2018, the shareholder/Lender agreed to convey title to Live Oak Pond Farm to the Company and extinguish the debt on the property owed by the Company in exchange for 2,542,500 shares of the Company's Common Stock with the agreement this stock be qualified as free trading stock in the instant Regulation A offering.

Note G: Revenue Recognition

The Company's revenue recognition policies are in compliance with Staff Accounting Bulletin SAB 104. All revenue is recognized when persuasive evidence of an arrangement exists, the service or sale is complete, the price is fixed or determinable and collectability is reasonable assured. Revenue is derived from collections of medical billing services. Revenue is recognized when the collection process is complete which occurs when the money is collected and recognized on a net basis.

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License revenue - the Company recognizes revenue from license contracts when a no cancelable, non-contingent license agreement has been signed, the software product has been delivered, no uncertainties exist surrounding product acceptance, fees from the agreement are fixed and determinable and collection is probably. Any revenues from software arrangements with multiple elements are allocated to each element of the arrangement based on the relative fair values using specific objective evidence as defined in the SOPs. If no such objective evidence exists, revenues from the arrangements are not recognized until the entire arrangement is completed and accepted by the customer. For arrangements that require significant production, modification or customization of software, the entire arrangement is accounted for by the percentage of completion method, in conformity with Accounting Research Bulletin ("ARB") No. 45 and SOP 81-1.

Services Revenue - Revenue from consulting services is recognized as the services are performed for time-and-materials contracts and contract accounting is utilized for fixed price contracts. Revenue from training and development services is recognized as the services are performed. Revenue from maintenance agreement is recognized ratably over the term of the maintenance agreement, which in most instances is once year.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions are used for, but are not limited to: (1) revenue recognition; including the estimated expected customer life; (2) asset impairments; (3) depreciable lives of assets; (4) fair value of stock-based compensation; (5) allocation of direct and indirect cost of sales; (6) fair value of identifiable purchased tangible and intangible assets in a business combination; (7) fair value of reporting units for goodwill impairment test and (8) litigation reserves. Actual results could significantly differ from those estimates.

Note H: Property and Equipment

Property and equipment is stated at cost. Additions are capitalized, and maintenance and repairs are charged to expense as incurred. Gains and losses on dispositions of equipment are reflected in operations. Depreciation is provided using the straight-line method over the estimated useful life of the assets from three to seven years. Expenditures for maintenance and repairs are charged to expense as incurred.

Note I: Stock Based Compensation

The Company adopted SFAS No. 123-r effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1, 2006 based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-r.

There were no unvested stock options as of December 31, 2016 and the Company has neither granted nor vested any stock options during the year ended December 31, 2016.

Note J: Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109. "accounting for income taxes" ("statement 109"). Under Statement 109, deferred taxes assets and liabilities and their Respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

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Note K: Basic and Diluted Net Loss per Share

Net loss per share is calculated in accordance with the Statement of Financial Accounting Standards No. 128 (SFAS No. 128), "Earnings per Share." Basic net loss per share is based upon the weighted average number of common shares outstanding. Dilution is computed by applying the Treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Weighted average number of shares used to compute basic and diluted loss per share is the same since the effect of dilutive securities is anti-dilutive.

Note L: Fair Value of Financial Instruments

Statements of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments" requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amounts of the Company's accounts and other receivables, accounts payable, accrued liabilities, factor payable, capital lease payable and notes and loans payable approximates fair value due to the relatively short period to maturity for These instruments.

Note M: Concentrations of Risk

Financial instruments which potentially subject the Company to concentrations of credit risk are cash and accounts receivable. The Company places its cash with financial institutions deemed by management to be of high credit quality. The amount on deposit in any one institution that exceeds federally insured limits is subject to credit risk. All of the Company's revenue and majority of its assets are derived from operations in United States of America.

Note N: Reporting Segments

Statement of Financial Accounting Standards No. 131, Disclosures About Segments of an Enterprise and Related Information (SFAS No. 131) which superseded statement of Financial Accounting Standards No. 14, Financial Reporting for Segments of a Business Enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements.

Note O: Comprehensive Income

Statement of Financial Accounting Standards No. 130 Reporting Comprehensive Income (SFAS No. 130), establishes standards for reporting and displays of comprehensive income its components and accumulated balances. Comprehensive income is denied to include all changes in equity, except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income to be reported in financial statements that are displayed with the same prominence as other financial Statements.

Note P: Stockholders Equity

Common Stock – Common stockholders are entitled to one vote per share and dividends when declared by the Board of Directors, subject to any preferential rights of preferred stockholders.

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Note Q: New Accounting Pronouncements

In February 2007 the FASB issued SFAS 159, "The Fair Value Option for Financial Assets and Financial Liabilities--Including an Amendment of FASB Statement No. 115." The statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The Statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 158 "Employer's Accounting for Defined Benefit Pension and Other Post-Retirement Plans - An Amendment of FASB Statements No. 87, 88, 106 and 132(r). This Statement improves financial reporting by requiring an employer to recognize the over-funded or under-funded status of a defined benefit postretirement pan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year end statement of financial position, which limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit post retirement plan to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit post-retirement plan and to provide the required disclosures as of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this statement in preparing those financial statements: A brief description of the provisions of this statement. The date the adoption is required. The date the employer plans to adopt the recognition provisions of this statement, if earlier. The requirement to measure plan assets and benefit obligations as of the date of the Employer's fiscal year-end statement of financial position is effective for fiscal years ending After December 15, 2008. The management is currently evaluating the effect of this Pronouncement on financial statements.

In September 2006, FASB issued SFAS 157 'Fair Value Measurements'. This Statement defines fair value, established a framework for measuring fair value in generally accepted accounting Principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements.

However, for some entities, the application of this Statement will change current practice. This statement is effective for financial statements Issued for fiscal years beginning after November 15, 2007 and interim periods within those Fiscal years. The management is currently evaluating the effect of this pronouncement on financial statements.

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In March 2006 FASB issued SFAS 156 “Accounting for Servicing of Financial Assets” this statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This statement:

1.	Requires an entity to recognize a servicing asset or servicing liability each time it undertakes and obligation to service a financial asset by entering into a servicing contract.

2.	Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

3.	Permits an entity to choose 'amortization method' or fair value measurement method for each class of separately recognized servicing assets and servicing liabilities.

4.	At its initial adoption, permits a one-time reclassification of available for sale securities to Trading securities by entities with recognized servicing rights, without calling into question The treatment of other available-for-sale securities under Statement 115, provided that the Available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

5.	Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. An entity should adopt this statement as of the beginning of its first fiscal year that begins After September 15, 2006. Management believes that this statement will not have a significant Impact on the financial statement.

In February 2006, FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments". SFAS No. 155 amends SFAS no 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishers of Liabilities." SFAS No. 155, permits fair value re-measurement for any hybrid financial Instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is directive for all financial Instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September 15, 2006.

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PART III—EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description

2.1*	Articles of Incorporation
2.2*	Bylaws
3.1*	Specimen Stock Certificate
6.1*	Form of Client Agreement – Medical Accounts Receivable Recovery
6.2*	Form of Client Agreement – Medical Equipment Liquidation
6.3*	Global Medical Services, LLC – Joint Venture Agreement
6.4*	Titan Defenseware, Inc. - Articles of Incorporation
6.5*	Incentive Stock Option Plan
6.6*	Management Stock Bonus Plan
6.7*	Performance Bonus Plan
6.8*	Employment Agreement of Scott Miller
6.9*	Employment Agreement of Ormand Hunter
6.10*	Employment Agreement of Gerald Barber
6.11*	Employment Agreement of David Bosko
6.12**	Acquisition Agreement – Whispering Pines
6.13**	Whispering Pines Promissory Note
6.14 ***	Amended Agreement dated January 7, 2018
11.1	Consent of Lux Law, P.A. (included in Exhibit 12.1)
12.1	Opinion of Lux Law, P.A.
15.1**	Explanatory Responses

*	Filed with the Securities and Exchange Commission on October 19, 2017 with the Company’s Form 1-A.
**	Filed with the Securities and Exchange Commission on December 22, 2017 with the Company’s Form 1-A Amendment.
***	Filed with the Securities and Exchange Commission on January 19, 2018 with the Company’s Form 1-A Amendment No. 2.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thomasville, State of Georgia, on February 23, 2018.

(Exact name of issuer as specified in its charter):	GlobalTech Holdings, Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By (Signature and Title):	/s/ Gerald Barber
Gerald Barber, Chief Executive Officer (Principal Executive Officer).

(Date): February 23, 2018

/s/ David Bosko
David Bosko, Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer).

(Date): February 23, 2018

SIGNATURES OF DIRECTORS:

/s/ Scott Miller	February 23, 2018
Scott Miller, Chairman	Date

/s/ Ormand Hunter	February 23, 2018
Ormand Hunter, Director	Date

/s/ Gerald Barber	February 23, 2018
Gerald Barber, Director	Date

/s/ David Bosko	February 23, 2018
David Bosko, Director	Date